FRANCHISE AGREEMENT

                                     BETWEEN
                       MRS. FIELDS DEVELOPMENT CORPORATION
                                       AND
                                BUTTERWINGS, INC.
                                   FRANCHISEE

                       MRS. FIELDS DEVELOPMENT CORPORATION
                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE 1 .DEFINITIONS; 1REAMBLES; AND ACKNOWLEDGMENTS .....................   1

       1.1Date of Agreement ................................................   1
       1.2Certain Definitions ..............................................   1
       1.3Preambles ........................................................   3
       1.4Acknowledgments ..................................................   3

ARTICLE 2GRANT OF FRANCHISE ................................................   3

       2.1Franchise ........................................................   3
       2.2Initial Term of the Franchise Agreement ..........................   4
       2.3Renewals .........................................................   4
       2.4Reservation of Certain Rights ....................................   4

ARTICLE 3SITE SELECTION, LEASE OF PREMISES AND DEVELOPMENT OF THE LICENSED
                     STORE .................................................   4
       3.1 Site Selection ..................................................   4
       3.2 Acquisition of the Premises .....................................   5

                        (a)Your Obligation to Obtain Lease                     5
                        (b)Use of Premises Currently Under Lease to Us         5
                        (c)Expiration of Lease                                 6
                        (d)Effect of our Approval of Lease                     6

       3.3Licensed Store Development .......................................   6

                        (a)Plans and Specifications ........................   6
                        (b)Contractors .....................................   6
                        (c)Development Obligations .........................   6

3.4Fixtures, Furnishings, Equipment and Signs ..............................   6

3.5Licensed Store Opening ..................................................   7
3.6Grand Opening Promotion .................................................   7

ARTICLE 4TRAINING AND GUIDANCE .............................................   7
     4.1 Training ..........................................................   7
     (a) Training for You and the Licensed Store Manager ...................   7
     (b) Use of the Licensed Store for Training ............................   8
     (C) Failure to Complete Training ......................................   8
     (d) Refresher Training ................................................   8

       4.2 Operations Manual ...............................................   8
       4.3 Guidance ........................................................   8

ARTICLE 5 FEES .............................................................   9
       5.1 The Franchise Fee ...............................................   9
       5.2 Royalty Fee .....................................................   9
       5.3 Late Charge; Interest on Late Payments ..........................   9
       5.4 Application of Payments .........................................   9

ARTICLE 6 ADDITIONAL OBLIGATIONS ..........................................    9
       6.1 System Standards ...............................................    9
       6.2 Performance of Duties and Obligations ..........................   11
       6.3 Restrictions on Operations and Customers .......................   11
       6.4 Accounting, Reports and Financial Statements ...................   11
        (a) Gross Revenue Reports .........................................   11
        (b) Monthly Financial Reports .....................................   11
        (c) Semi-Annual Reports ...........................................   11
        (d) Tax Returns ...................................................   11

6.5 Retention of Records ..................................................   12
6.6 Our Right to Inspect the Licensed Store ...............................   12
6.7 Our Right to Audit ....................................................   12
6.8 Surveys ...............................................................   13
6.9 Guaranties by Entity Owners ...........................................   13
6.10 Obligations with Respect to Restricted Persons . . ; .................   13
6.11 Insurance ............................................................   13

               (a) Casualty Insurance .....................................   13
               (b) Liability Insurance ....................................   13
               (c) Workmen's Compensation Insurance .......................   13
               (d) Other Insurance Policies ...............................   13
               (e) Policy Requirements ....................................   13
               (f) Release of Insured Claims ..............................   14

ARTICLE 7 MARKETING AND PROMOTION .........................................   14
7.1 The Marketing Fund ....................................................   14
          (a) Establishment of Marketing Funds; Marketing Fund
              Contributions ...............................................   14
          (b) Right to Direct Operation of the Marketing Fund .............   14
          (c) Accounting for the Marketing Fund ...........................   14
          (d) Benefits to Individual Stores ...............................   15
          (e) Collection of Marketing Fund Contributions ..................   15
          (f) Suspension or Termination of Marketing Fund; Reinstatement15

7.2Advertising and Promotional Activities by You ..........................   15
7.3Marketing Contributions From Suppliers .................................   16
7.4Our Advertising Materials ..............................................   16

ARTICLE 8 CONFIDENTIAL INFORMATION AND USE
       OF THE MARKS .......................................................   16
8.1Confidential Information ...............................................   16
8.2Concepts Developed by You ..............................................   16
8.3Ownership and Goodwill of Marks ........................................   16
8.4Limitations on Your Use of Marks .......................................   17
8.5Discontinuance of Use of Marks .........................................   17
8.6Notification of Infringements and Claims ...............................   17
8.7Our Indemnification of You .............................................   17
8.8Copyrights .............................................................   17

ARTICLE 9 EXCLUSIVE RELATIONSHIP ..........................................   18
9.1 Non-Competition .......................................................   18

ARTICLE 10 TRANSFERS .............................................     18
       10.1Transfers by Us .......................................     18
       10.2Restrictions on Transfers by You ......................     18
       10.3Conditions for Approval of Transfers by You ...........     19

       (a) Character .............................................     19
       (b) Business Experience ...................................     19
       (c) Training ..............................................     19
       (d) Satisfaction of Obligations ...........................     19
       (e) Assumption of Agreement ...............................     19
       (f) Payment of Transfer Fees ..............................     19
       (g) Release ...............................................     19
       (h) Approval of Terms of Transfer .........................     19
       (i) Subordination .........................................     19
       (j) Non-Competition Agreement .............................     19
       (k) Landlord Consent ......................................     20
       (1) Non-Use of Marks ......................................     20
   10.4 Transfer  to a Wholly-Owned Corporation ..................     20

    10.5 Our Right of First Refusal ..............................     20
         (a)Submission of Offers to Us ...........................     20
         (b)Our Right to Purchase ................................     21
         (c)Non-Competition Restriction ..........................     21
         (d)Non-Exercise by Us of Our Right of First Refusal .....     21

       10.6 Death or Permanent Disability ........................     21
       10.7 Effect of Consent to Transfer ........................     21

ARTICLE 11 DEFAULTS .......................................................   22
       11.1 Our Defaults ..................................................   22
       11.2 Your Defaults .................................................   22

         (a) Insolvency ...................................................   22
         (b) Unauthorized Transfer ........................................   22
         (C) Misstatements and other Adverse Developments .................   22
         (d) Unauthorized Use of Marks or Confidential Information ........   22
         (e) Abandonment ..................................................   22
         (f) Breach of Lease; Loss of Right of Possession .................   22
         (g) Failure to Comply with Certain System Standards and
             Health Requirements ..........................................   22
         (h) Understatements of Gross Revenues ............................   23
         (i) Failure to Make Payments .....................................   23
         (j) Failure to Pay Taxes .........................................   23
         (k) Other Breaches ...............................................   23
         (1) Repeated Breaches ............................................   23
         (m) Termination Without Cause ....................................   23
         (n) Financing Defaults ...........................................   23

ARTICLE 12 TERMINATION OF AGREEMENT .....................................   23

     12.1 Termination Upon Expiration of Term ...........................   23
     12.2 Your Right to Terminate if We Default .........................   23
     12.3 Termination by You without Cause ..............................   23
     12.4 Our Right to Terminate if You Default .........................   24
     12.5 Our Right to Terminate in Certain Other Circumstances .........   24

              (a)Failure to Complete Training ...........................   24
              (b)Failure to Commence Operations .........................   24
     12.6 Your Opportunity to Acquire a Successor Franchise Agreement ...   24
              (a)Conditions to Issuance of a Successor Franchise ........   24
              (b)Grant of a Successor Franchise .........................   24
              (c)Agreements and Releases to be Executed .................   25

   12.7 Payment of Amounts Owed to Us and Others following Termination...   25
   12.8 Discontinuance of the Use of the Marks following Termination ....   25
   12.9 Discontinuance of Use of Confidential Information following
          Termination ...................................................   26
   12.10 Covenant Not to Compete ........................................   26
   12.11 Our Option to Purchase Licensed Stores .........................   26

          (a) Option to Purchase ........................................   26
          (b) Purchase Price ............................................   27
          (c) Payment of Purchase Price .................................   27
          (d) Lease of Premises .........................................   27
          (e) Interim Management ........................................   27
          (f) Termination of Franchise Agreement ........................   28

12.12 Continuing Obligations ..............................................   28

ARTICLE 13 RELATIONSHIP OF THE PARTIES/
                        INDEMNIFICATION ..................................   28
 13.1 Independent Contractors ............................................   28
 13.2 No Liability for the Act of Other Party ............................   28
 13.3 Taxes ..............................................................   28
 13.4 Indemnification ....................................................   28

ARTICLE 14 SECURITY AGREEMENT ............................................   29
 14.1 Security Agreement .................................................   29

ARTICLE 15 GENERAL PROVISIONS ............................................   29
15.1 Severability ........................................................   29
15.2 Enforcement of Non-Competition Provisions ...........................   30
15.3 Rights Provided by Law ..............................................   30
15.4 Waivers by Either of Us .............................................   30
15.5 Certain Acts Not to Constitute Waivers ..............................   30
15.6 Excusable Non-Performance ...........................................   30
15.7 Injunctive Relief ...................................................   31
15.8 Rights of Parties Are Cumulative ....................................   31
15.9 Costs and Attorneys' Fees ...........................................   31
15.10 Arbitration ........................................................   31

 (a) Disputes Subject to Arbitration .....................................   31
 (b) Excluded Matters ....................................................   31
 (c) Awards ..............................................................   31
 (d) Permissible Parties .................................................   32
 (e) Survival ............................................................   32

15.11 Governing Law ......................................................   32
15.12 Consent to Jurisdiction ............................................   32


15.13 Waiver of Punitive Damages .........................................   32
15.14 Waiver of Jury Trial ...............................................   32
15.15 Binding Effect .....................................................   32
15.16 Limitation of Claims ...............................................   33
15.17 No Third Party Beneficiaries .......................................   33
15.18 Approvals ..........................................................   33
15.19 Headings ...........................................................   33
15.20 Joint and Several Liability ........................................   33
15.21 Counterparts .......................................................   33
15.22 Notices and Payments ...............................................   33
15.23 Entire Agreement ...................................................   33

                               FRANCHISE AGREEMENT

        THIS FRANCHISE AGREEMENT (the "Agreement') is between MRS. FIELDS DEVELOPMENT CORPORATION, a Delaware corporation, with its principal business address at 462 West Bearcat Drive, Salt Lake City, Utah 84115 (referred to in this Agreement as 'we' and like terms), and BUTTERWINGS, INC., an Illinois corporation, whose principal address is 2345 Pembroke Avenue, Hoffman Estates, IL 60195 (referred to in this Agreement as 'you' and like terms).

        OUR AGREEMENT WITH YOU: By signing this Agreement, you and we agree to all of the terms and provisions in this Agreement and in the Exhibits to this Agreement. By signing this Agreement, you are also affirming that you understand and accept the Preamble and Acknowledgements in Article 1 of this Agreement.

                                    ARTICLE 1
                   DEFINITIONS; PREAMBLES; AND ACKNOWLEDGMENTS

1.1 Date of Agreement. The date of this Agreement is December 23rd, 1995.

1.2 Certain Definitions.

          (a) 'Affiliate,' as used in relation to us, means any person or entity that directly or indirectly owns or controls us, is directly or indirectly owned or controlled by us or is under common control with us.

          (b) 'Competitive Business' means any business operating or granting franchises or licenses to others to operate a cookie, bakery or dessert outlet or any similar food service business. The term 'Competitive Business' does not include a business which is (i) owned and operated by you, (ii) is in existence on the date of this Agreement, and (iii) has been disclosed to us in writing prior to execution of this Agreement.

          (c) 'Confidential Information' means any information relating to the Mrs. Fields Products or the development or operation of Mrs. Fields Cookies Stores, including site selection criteria; recipes and methods for the preparation of Mrs. Fields Products; methods, techniques, formats, specifications, systems, procedures, sales and marketing techniques and knowledge of and experience in the development and operation of Mrs. Fields Cookies Stores; marketing programs for Mrs. Fields Cookies Stores; knowledge of specifications for and suppliers of certain Mrs. Fields Products, materials, supplies, equipment, furnishings and fixtures; and knowledge of operating results and financial performance of Mrs. Fields Cookies Stores.

          (d) 'Controlling Interest' means an interest, the ownership of which empowers the holder to exercise a controlling influence over the management, policies or personnel of an Entity. Ownership of 10% or more of the equity or voting securities of a corporation, limited liability company or limited liability partnership or ownership of any general partnership interest in a general or limited partnership will be deemed conclusively to constitute a Controlling Interest in the corporation, limited liability company, or partnership, as the case may be.

          (e)  'Entity' means a corporation, general partnership, joint venture,
               limited  partnership,   limited  liability  partnership,  limited
               liability company, trust, estate or other business entity.

          (f) "Entity Owner' means, with respect to an Entity, any shareholder owning directly or beneficially 10% or more of any class of securities of the Entity; any general partner or co-venturer in the Entity; any partner in a limited liability partnership or member in a limited liability company owning directly or beneficially 10% or more of the ownership interests in the limited liability partnership or limited liability company; the trustees or administrators of any trust or estate; and any beneficiary of a trust or estate owning, directly or beneficially, 10% or more of the interests in the trust or estate. If any Entity Owner within the scope of this definition is itself an Entity (including an Entity Owner that is an Entity Owner because of this sentence), the term 'Entity Owner' also includes Entity Owners (as defined in the preceding sentence) in the Entity. It is the intent of this definition to 'trace back' and include within the definition of Entity Owner all natural persons owning the requisite interests to qualify as Entity Owners.

          (g) 'Gross Revenues' means the aggregate amount of all sales of Mrs. Fields Products, other items, and services made and rendered in connection with the operation of each Licensed Store (as defined in Section 2.11(a) below), including sales made at or away from the premises of the Licensed Store, whether for cash or credit, but excluding all federal, state or municipal sales, use, or service taxes collected from customers and paid to the appropriate taxing authority.

          (h) 'Marks' means any trade names, trademarks, service marks and other commercial symbols, including the trade and service marks 'MRS. FIELDS' and 'MRS. FIELDS COOKIES' and associated logos, used from time to time in the operation of Mrs. Fields Retail Outlets and sale of Mrs. Fields Products.

          (i) 'Mrs. Fields Cookies Store' means a retail snack, dessert, and beverage outlet selling any Mrs. Fields Products and other items and services specified by us. The term "Mrs. Fields Cookies Store' includes cookie carts and kiosks selling the Products. Mrs. Fields Cookies Stores that are offering an expanded product line may also be designated as 'Mrs. Fields Bakery Stores'.

          (j) 'Mrs. Fields Retail Outlet' means any store or outlet, such as a Mrs. Fields Cookies Store, a Mrs. Fields Bakery Store, a mail order outlet, or an in-store bakery outlet located in a retail grocery, fast food, convenience or other retail store, which sells any of the Mrs. Fields Products under the Marks or other trademarks or service marks. A Mrs. Fields Retail Outlet may be owned or operated by us or our Affiliates or by franchisees or licensees of us or our Affiliates.

          (k) 'Mrs. Fields Products' means specialty snacks and other bakery items, desserts, and beverages (such as cookies, brownies, cakes, muffins, bagels, croissants, cinnamon rolls, sticky buns, and coffee) developed by us or our Affiliates.

          (1) 'Mrs. Fields System' means our business formats, signs, equipment, methods, procedures, designs, layouts, and specifications, including the use of the Marks, as we may modify them in the future.

          (m) 'Restricted Person' means you; each of your Entity Owners, if you are an Entity and the parents, spouses, natural and adopted children, and siblings of any of you and your Entity Owners.

          (n) System Standards' means the specifications, standards, operating procedures and rules we require for the operation of Mrs. Fields Cookies Stores.

          (o) Transfer' means the voluntary or involuntary, direct or indirect transfer, assignment, sale, gift, pledge, mortgage, hypothecation or other disposition (including those occurring by operation of law and a series of transfers that in the aggregate constitute a Transfer) of any of your interest in this Agreement of a Controlling Interest in you.

1.3 Preambles. Mrs. Fields Cookies Stores operate under distinctive business formats, systems, methods, procedures, designs, layouts and specifications, all of which we may improve, further develop or modify in the future. We and our Affiliates have expended a considerable amount of time and effort in developing and refining the recipes for and the methods of preparation of Mrs. Fields Products to obtain high product quality. We may modify these recipes and methods of preparation, and these modifications may require you to prepare cookies and other Mrs. Fields Products from scratch mixes and to purchase prepared cookie dough or other prepared food products from us or other approved suppliers. Our Affiliates currently own and operate a variety of Mrs. Fields Retail Outlets, and we and our Affiliates may continue to own and operate Mrs. Fields Retail Outlets in the future. We own the Marks. We and our Affiliates have franchised and licensed and, in the future, will continue to franchise and license others to operate Mrs. Fields Cookies Stores and other Mrs. Fields Retail Outlets.

1.4 Acknowledgments. You acknowledge that you have read this Agreement and our offering circular and understand and accept the provisions of this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at all Mrs. Fields Cookies Stores franchised by us and to protect and preserve the goodwill of the Marks. You have conducted an independent investigation of the business venture contemplated by this Agreement and you recognize that, like any other business, the nature of the business contemplated by this Agreement may change over time, that an investment in a Mrs. Fields Cookies Stores involves business risks, and that the success of the venture is largely dependent upon your business abilities and efforts. Any information relating to the sales, profits or cash flows of Mrs. Fields Cookies Stores operated by us or our franchisees that is contained in our offering circular and other materials is intended only to be an indication of historical performance of certain Mrs. Fields Cookies Stores and NOT of potential future financial performance. We expressly disclaim the making of, and you acknowledges that you have not received or relied on, any express or implied warranty or guarantee as to the revenues, profits or success of the business venture contemplated by this Agreement. Our officers, directors, employees and agents are acting only in a representative and not a personal capacity in their dealings with you. You have not received or relied on any representations about us or our franchising program or policies from us or our officers, directors, employees or agents that are contrary to the statements made in our offering circular or to the terms of this Agreement. You further represent to us, as an inducement to your entry into this Agreement, that all statements in your application for the rights granted in this Agreement are accurate and complete and that you have made no misrepresentations or material omissions in obtaining these rights.


                                    ARTICLE 2

                               GRANT OF FRANCHISE

2.1 Franchise.

          (a) Grant of Franchise. You have applied for a franchise to own and operate a Mrs. Fields Cookies Store (the 'Licensed Store') at and only at Genesee Valley Mall, 3319 Lindon Road, Flint, MI 48507 (the 'Premises'). Subject to the terms and conditions of this Agreement, we grant you a NON-EXCLUSIVE franchise (the 'Franchise") to operate the Licensed Store at the Premises and to use the Mrs. Fields System in the operation of the Licensed Store.

          (b) Mrs. Fields Products. In operating your Cookie Store, you may offer for sale only those Mrs. Fields Products that we approve from time to time for you to sell at the Premises. The Mrs. Fields Products that you Initially are authorized to offer at your Cookie Store are explained in the Operations Manual referred to in Section 4.2 of this Agreement. In the future, we may change or add to the Mrs. Fields Products that you are authorized to offer at the Premises. We typically base our determination on whether you will be allowed to offer an expanded line of Mrs. Fields Products on our evaluation of your compliance, over time, with the System Standards described in Section 6.1 below, particularly those related to quality. We do not base our determinations on sales or marketing quotas, volumes or results. You must offer all Mrs. Fields Products that we authorize you to sell; however, we are not required to authorize you to sell all available Mrs. Fields Products.

2.2 Initial Term of the Franchise Agreement. The initial term of this Agreement will be 7 years, commencing on the date of this Agreement. This Agreement may be renewed as provided in Section 2.3 of this Agreement and may be terminated prior to expiration of its term in accordance with Article 12 of this Agreement. References in this Agreement to the term of this Agreement mean the initial term and any renewal term. Following the expiration of the initial term and any renewal terms, you may have the opportunity to obtain a successor Franchise Agreement in accordance with the provisions of Section 12.6 of this Agreement.

2.3 Renewals. If you are not in default at the time of exercise of a renewal option and at the time the prior term expires, you may renew this Agreement for 2 successive 5-year terms, upon giving us written notice of your intention to renew at least 180 days prior to expiration of the then current term. The renewal will be upon the terms and conditions contained in the form of Franchise Agreement in use by us at the time the renewal option is exercised. That form of Franchise Agreement may include different royalty fees and marketing fees, other fees and charges, and changes in performance criteria and in other terms and conditions. In connection with any renewal, we may also require you to refurbish, remodel, redecorate, and renovate the Licensed Store at the commencement of the renewal term to meet our then current standards for Mrs. Fields Cookie Stores, including designs and service systems, trade dress, and color schemes. We will not charge any renewal fee in connection with any renewal under this Section 2.3. Following receipt of your election to renew, we will provide you with an execution copy of the form of Franchise Agreement to be entered into for the renewal term. If you do not execute and return the renewal Franchise Agreement to us within 30 days of receipt, then you will be deemed to have withdrawn your notice of renewal, and this Agreement will terminate at the end of the current term.

2.4  Reservation of Certain Rights.  We and our Affiliates  retain the right to:
(1) sell and franchise and license others to sell Mrs. Fields Products and other items and services offered by Mrs. Fields Cookies Retail Outlets under the Marks and other trademarks and service marks through Mrs. Fields Retail Outlets on any terms and conditions and at any location that we deem appropriate; (2) sell and license and franchise others to sell any other products or services under the Marks (including items such as refrigerated ready-to-bake cookie dough sold through various retail outlets); (3) own, operate and grant others the right to own or operate Mrs. Fields Cookies Stores, other Mrs. Fields Retail Outlets, or other dessert and snack food businesses at the locations and on the terms and conditions as we, in our sole discretion, deem appropriate.

                                    ARTICLE 3

                        SITE SELECTION, LEASE OF PREMISES
                     AND DEVELOPPAENT OF THE LICENSED STORE.

3.1 Site Selection. Prior to the execution of this Agreement, you located and we approved the Premises for the Licensed Store. Our approval of the Premises was made in reliance by us upon information furnished and representations made by you (all of which have been carefully and fully considered by you in proposing the Premises to us) with respect to the size, appearance and other physical characteristics of the Premises, photographs of the Premises, and demographic characteristics, traffic patterns, competition from other businesses in the area (including other Mrs. Fields Retail Outlets) and other commercial characteristics (including the purchase price, rental obligations, and other leas; terms). Our approval of the Premises and any information communicated to you regarding the Premises do not constitute an express or implied representation or warranty of any kind as to the suitability of the Premises for a Mrs. Fields Cookies Store or for any other purpose. Our approval of the Premises indicates only that we believe that the Premises falls within our criteria as of the time period encompassing the evaluation. Both you and we acknowledge that application of criteria that have been effective with respect to other sites and premises may not be predictive of potential for a specific site and that, subsequent to our approval of a site and Premises, demographic and/or economic factors, including competition from other dessert and snack food and similar food service businesses, included in or excluded from our criteria, could change, thereby altering the potential of a site. The uncertainty and instability of the factors included in the criteria are beyond our control and we will not be responsible to you for the failure of the Premises to meet expectations as to potential revenue or operational criteria. Your acceptance of a Franchise for the operation of a Mrs. Fields Cookies Store at the Premises is based on your own independent investigation of the suitability of the Premises.

3.2 Acquisition of the Premises.

     (a) Your Obligation to Obtain Lease. Unless you own the Premises, you agree to obtain any necessary lease or sublease for the Premises. You agree to obtain our approval of the terms of the lease or sublease for the Premises prior to your execution of the lease or sublease. You agree not to execute a lease or sublease which we have disapproved, and you must deliver a copy of the signed, approved lease to us within 1 5 days after its execution. Any lease or sublease must be in a form satisfactory to us and must:

               (i) Provide for notice to us of any default by you under the lease or sublease and provide us with a right to cure the default. If we cure any default, the total amount of all costs and payments incurred by us in curing the default will be immediately due and owing to us by you;

               (ii) Provide that you may assign your interest under the lease or sublease to us without the lessor's or sublessor's consent;

               (iii) Authorize and require the lessor or sublessor to disclose to us, upon our request, sales and other information that you furnish to the lessor or sublessor; and

               (v) Provide that we, one of our Affiliates or, in the case that clause (4) below is applicable, our assignee may assume the lease or sublease:

                    (1) Upon termination of this Agreement (unless a successor Franchise Agreement is granted to you as provided in
                         Section 12.6 below), or

                    (2) If you fail to exercise any options to renew or extend the lease or sublease, or

                    (3) If you commit a default that gives the lessor or sublessor the right to terminate the lease or sublease, or

                    (4) If we or one of our Affiliates or our assignee purchases the Licensed Store as permitted by Section 1
                         2.1 1 below.

     (b) Use of Premises Currently Under Lease to Us. If one of our Affiliates is currently leasing the Premises and has the right under that lease to sublease the Premises to you, you desire to sublease the Premises from our Affiliate, and if our Affiliate offers the Premises to you, you agree to execute our standard sublease form and, if requested by us, to have each of your Entity Owners execute a guaranty agreement guarantying payment and performance of all of your obligations under the sublease. If one of our Affiliates elects to assign an existing lease to you and you desire to obtain an assignment of the existing lease, unless we otherwise agree, you agree to arrange for the release of our Affiliate from its obligations under the assigned lease, as of the date of the assignment, and you agree to obtain from the landlord any consents, agreements, and lease amendments as are required so that the assigned lease satisfies the requirements of Section 3.2(a) above, as if the assigned lease were a third-party lease.

     (c) Expiration of Lease. If a lease or sublease expires prior to expiration of this Agreement, you agree to obtain any necessary replacement lease or sublease, and we will have the right to approve the replacement lease or sublease as otherwise provided in this Article.

     (d) Effect of our Approval of Lease. Our approval of a lease or sublease for the Premises or the granting by one of our Affiliates of a sublease or lease assignment for the Premises does not constitute an express or implied warranty by us of the successful operation or profitability of a Mrs. Fields Cookies Store operated at the Premises. The approval indicates only that we believe the Premises and the terms of the lease fall within the acceptable criteria established by us as of the time period encompassing the evaluation.

3.3     Licensed Store Development.

     (a) Plans and Specifications. You are responsible for constructing and developing the Licensed Store. Promptly following execution of this Agreement, we will furnish you prototypical plans and specifications for a Mrs. Fields Cookies Store, including requirements for exterior and interior materials and finishes, dimensions, design, image, interior layout, decor, fixtures, equipment, signs, furnishings and color scheme. You must comply with these plans and specifications. You agree to have prepared all required construction plans and specifications to suit the shape and dimensions of the Premises and to insure that the plans and specifications comply with applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. You agree to submit construction plans and specifications to us for our approval before construction of the Licensed Store is commenced, and you agree to submit all revised plans and specifications to us for our approval during the course of construction. Upon completion of construction, you agree to provide us with a set of 'as built' plans and specifications.

     (b) Contractors. All construction will be done by competent, licensed contractors selected by you. We have the right to approve any contractor hired by you. However, our approval will not be unreasonably withheld.

     (c)  Development Obligations. You agree to do each of the following:

          (i) Secure all financing required to develop and operate the Licensed Store;

          (ii) Obtain all required building, utility, sign, health, sanitation, business, environmental and other permits and licenses required for construction and operation of the Licensed Store;

          (iii)Construct all required improvements to the Premises and decorate the Licensed Store in compliance with plans and specifications that we approve;

          (vi) Purchase and install all fixtures, furnishings, equipment and signs required for the Licensed Store. However, we reserve the right, in our sole discretion, to install all required signs at the Premises at your sole expense; and

          (v) Purchase an opening inventory of Mrs. Fields Products, materials and supplies.

3.4 Fixtures, Furnishings, Equipment and Signs. In developing and operating the Licensed Store, you agree to use only the fixtures, furnishings, equipment (including cash registers and computer hardware and software) and signs that we require and have approved for Mrs. Fields Cookies Stores as meeting our specifications and standards for quality, design, appearance, function and performance. You agree to place or display at the Premises (interior and exterior) only the signs, emblems, lettering, logos and display materials that we approve in writing. However, we have the right, in our sole discretion, to install all required signs at the Premises at your sole expense. You agree that all fixtures, furnishings and equipment used in connection with the operation of the Licensed Store will be free and clear of all liens, claims and encumbrances, except for liens, claims or encumbrances asserted by us and except for third party purchase money security interests.

3.5 Licensed Store Opening. You will not open the Licensed Store for business until:

          (a)  We approve the Licensed Store;

          (b) Pre-opening training of you and Licensed Store personnel has been completed to our satisfaction;

          (c) The initial franchise fee and all other amounts then due to us have been paid in full;

          (d)  The  lease   documentation   has  been  executed  and  all  other
               documentation   has  been   completed  in  connection   with  the
               development of the Licensed Store; and

          (e) We have been furnished with copies of all insurance policies required by this Agreement and evidence of payment of premiums.

You agree to open the Licensed Store for business within 5 days after we notify you that the conditions set forth in this Section 3.5 have been satisfied.

3.6 Grand Opening Promotion. You agree to conduct a grand opening advertising and promotion program for a newly developed Licensed Store for a period of at least 7 days, commencing within 30 days after opening of the Licensed Store. You agree to spend no less than $5,000 for the grand opening. The advertising and promotion will utilize the standard marketing and public relations programs and media and advertising materials that we have developed for grand opening programs. You must purchase these materials from us, and we will make them available to you upon written request, in advance of the opening of your Licensed Store. Payments for these materials are non-refundable. You may also incur expenses from other vendors and suppliers in connection with your grand opening promotion.

                                    ARTICLE 4

                              TRAINING AND GUIDANCE

4.1 Training.

     (a)Training for You and the Licensed Store Manager. Prior to the Licensed Store's opening, we will furnish an initial training program on the operation of Mrs. Fields Cookies Stores to you and the initial store manager (if the store manager is different from you). The training program will be furnished at our designated training facility or a Mrs. Fields Cookies Store owned and operated by us or one of our franchises. You (or one of your principal owners) and the manager of the Licensed Store (if different from you) agree to complete all phases of the training program to our satisfaction and to participate in all other activities required to open the Licensed Store. Subsequent managers will also be required to satisfactorily complete all phases of our training program. You will replace any manager who we determine, in our sole discretion, is not qualified to manage a Mrs. Fields Cookies Store. We will furnish the initial training program to you (or one of your principal owners) and to the initial Licensed Store manager (if different from you) free of charge. We may charge a fee for the training for subsequent managers, which you will be required to pay at least 1 0 days prior to beginning of training. You will be responsible for all travel and living expenses which you and your manager incur in connection with the initial and subsequent training programs.

     (b)Use of the Licensed Store for Training. You agree that we may conduct future franchise training programs at the Licensed Store.

     (c)Failure to Complete Training. If you do not satisfactorily complete the initial training program, we have the right to terminate this Agreement pursuant to Section 12.5 below.

     (d)Refresher Training. We may require you and/or previously trained and experienced managers to attend periodic refresher courses at the times and locations that we designate. We may charge fees for refresher training courses.

4.2 Operations Manual. We will make available to you during the term of the Franchise one copy of our operations manual (the 'Operations Manual'), either by loaning a copy of the Operations Manual to you or by making the Operations Manual available electronically through your computer system. The Operations Manual contains mandatory and suggested specifications, standards and operating procedures that we prescribe for Mrs. Fields Cookies Stores and contains information relating to your other obligations under this Agreement. TheOperationsManualmaybemodifiedinthefuturetoreflectchangesintheimage, specifications, standards, procedures, Mrs. Fields Products, Mrs. Fields System, and System Standards. However, we will not make any addition or modification that will alter your fundamental status and rights under this Agreement. You may not at any time copy any part of the Operations Manual, either physically or electronically. If your copy of the Operations Manual is lost, destroyed or significantly damaged, you will be obligated to obtain from us, at our then applicable charge, a replacement copy of the Operations Manual.

4.3 Guidance and Operating Assistance. Although we do not have an obligation to do so, we may advise you from time to time of operating problems of the Licensed Store which come to our attention. At your request, we will furnish to you guidance and operating assistance in connection with:

          (a)  Methods,  standards,   specifications  and  operating  procedures
               utilized by Mrs. Fields Cookies Stores;

          (b) Purchasing required fixtures, furnishings, equipment, signs, Mrs. Fields Products, materials and supplies;


          (c)  Advertising and promotional programs;

          (d)  Employee training; and

          (e) Administrative, bookkeeping, accounting and general operating and management procedures.

The guidance and assistance may, in our discretion, be furnished in the form of references to the Operations Manual, bulletins and other written materials, electronic computer messages, telephonic conversations and/or consultations at our offices or at the Licensed Store. You agree that we will not be liable to you or any other person, and you waive all claims for liability or damages of any type (whether direct, indirect, incidental, consequential, or exemplary), on account of any guidance 6r operating assistance offered by us in accordance with this Section 4.3, except to the extent caused by our gross negligence or intentional misconduct. We will make no separate charge to you for such operating assistance and guidance as we customarily provide to our franchisees generally. Occasionally, we may make special assistance programs available to you; however, you will be required to pay the daily fees and charges that we establish for these special assistance programs.

                                    ARTICLE 5
                                      FEES

5.1 The Franchise Fee. You agree to pay us a nonrecurring franchise fee in the amount of $-O upon execution of this Agreement. This franchise fee will be fully earned by us when paid and is not refundable, except as provided in Section 1.2.5(a). The franchise fee represents payment to us for your right to use the Marks and the Mrs. Fields System in the development and operation of your Cookie Store.

5.2 Royalty Fee. You agree to pay us a monthly royalty fee of 6 % of the Licensed Store's Gross Revenues, payable on or before the 10th day of the month following the month for which the royalty fee is due. Without limiting any of our rights and remedies under this Agreement or otherwise available under applicable law, if you fail to pay the monthly royalty fee in a timely fashion, we may require you to pay the royalty fee on a weekly basis. We may also require you to make these weekly payments by electronic transfer.

5.3 Late Charge; Interest on Late Payments. To compensate us for the increased administrative expense of handling late payments, we may charge a $1 00 late charge for each delinquent payment, due upon making the delinquent payment. All royalty fees, amounts due for purchases by you from us or our Affiliates and other amounts which you owe to us or our Affiliates will bear interest from their due date until paid at a rate equal to the lesser of the highest applicable legal rate for open account business credit, or 1.5% per month, payable when the corresponding delinquent payment is made. You agree that this Section does not constitute our or our Affiliates' agreement to accept payments after they are due or a commitment by us or our Affiliates to extend credit to you or otherwise to finance the operation of the Licensed Store. Your failure to pay all amounts when due will constitute grounds for termination of this Agreement by us, as provided in Section 11.2 and Section 12.4 below.

5.4 Application of Payments. Regardless of any designation by you, we have sole discretion to apply any payments by you to any of your past due indebtedness for royalty fees, purchases from us or our Affiliates, interest or any other indebtedness or amounts owed to us or our Affiliates.

                                    ARTICLE 6

                             ADDITIONAL OBLIGATIONS

6.1 System Standards. You acknowledge and agree that the operation of the Licensed Store in accordance with the System Standards is the essence of this Agreement and is essential to preserve the goodwill of the Marks and all Mrs. Fields Cookies Stores. Therefore, you agree that, at all times during the term of this Agreement, you will maintain and operate the Licensed Store in accordance with each of the System Standards. System Standards may regulate any one or more of the following with respect to the Licensed Store:

          (a) Design, layout, decor, appearance and lighting; periodic and daily maintenance, cleaning and sanitation; replacement of obsolete or worn-out fixtures, furnishings, equipment and signs; use of interior and exterior signs, emblems, lettering and logos and the illumination thereof;

          (b)  Types,   specifications,    models,   brands,   maintenance   and
               replacement of required equipment, fixtures, furnishings and signs;

          (c) Approved, disapproved and required Mrs. Fields Products and other items and services to be offered for sale;

          (d)  Designated   and  approved   suppliers   (including   us  or  our
               Affiliates) of equipment, fixtures, furnishings, signs, Mrs. Fields Products, materials and supplies;

          (e)  Use and operation of an approved point of sale register;

          (f) Payment of vendors; terms and conditions of sale and delivery of and payment for Mrs. Fields Products, materials, supplies and services sold to you by us, our Affiliates or unaffiliated suppliers;

          (g) Marketing, advertising and promotional activities and materials required or authorized for use;

          (h)  Use of the Marks;

          (i) Qualifications, training, dress, appearance and staffing of employees;

          (j)  Minimum hours of operation;

          (k) Methods, standards, specifications, and operating procedures for Mrs. Fields Cookies Stores, including quality and customer service requirements, terms under which you are required to guarantee customer satisfaction with Mrs. Fields Products, accept returns, and provide replacement products;

          (1) Restrictions on the storage, use, or sale of 'out-of-code' (old) materials, supplies, or products, and requirements relating to the disposition of old or unsalable Mrs. Fields Products;

          (m) Participation in market research and testing and product and service development programs designated by us;

          (n) Management by full-time managers who have successfully completed our training program; communication to us of the identities of the managers; replacement of managers whom we determine to be unqualified to manage the Licensed Store; and other matters relating to the management of the Licensed Store and its management personnel;

          (o) Use of a designated computer hardware and software system and equipment with telecommunications capability, including the procedures for providing daily sales information of the Licensed Store to us;

          (p) Bookkeeping, accounting, data processing and record keeping systems and forms; methods, formats, content and frequency of reports to us of sales, revenues, financial performance and condition; tax returns and other operating and financial information;

          (q) Types, amounts, terms and conditions and approved underwriters and brokers of public liability, product, business interruption, crime loss, fire and other required insurance coverage; our rights under the policies as an additional named insured; required or impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of the coverage that must be furnished to us; our right to obtain insurance coverage for the Licensed Store at your expense if you fail to obtain required coverage; our right to defend claims; and similar matters relating to insurance and insured and uninsured claims;

          (r)  Compliance  with   applicable   laws,   rules,   and  regulations
               (including those relating to health, safety, and sanitation; obtaining required licenses and permits; adherence to good business practices; observing high standards of honesty, integrity, fair dealing and ethical business conduct in all dealings with customers, suppliers and with us and our
               Affiliates; and notification to us if any action, suit or proceeding is commenced against you or the Licensed Store; and

          (s) Regulation of the other elements and aspects of the appearance, operation of and conduct of business as we determine from time to time, in our sole discretion, to be required to preserve or enhance the efficient operation, image or goodwill of Mrs. Fields Cookies Stores and the Marks.

You agree that the System Standards may be periodically modified by us and acknowledge that the modifications may obligate you to invest additional capital in the Licensed Store and to incur higher operating costs. We agree not to obligate you to invest additional capital at a time when the investment cannot in our reasonable judgment be amortized during the remaining term of this Agreement. You agree that System too Standards constitute provisions of this Agreement as if fully set forth in this Agreement. All references to this Agreement include all System Standards as periodically modified by us.

6.2 Performance of Duties and Obligations. You will at all times faithfully, honestly and diligently perform your obligations under this Agreement and you will continuously exert your best efforts to promote and enhance the business of the Licensed Store. You will not engage in any other business or activity that may conflict with your obligations under this Agreement.

6.3 Restrictions on Operations and Customers. You may not operate the Licensed Store at any site other than the Premises without our prior written consent. You may not sell Mrs. Fields Products approved for sale or services of the Licensed Store or any materials, supplies, or inventory bearing the Marks at any site other than the Premises. without our prior written consent. However, this restriction will not apply to catering events or to the offering of samples of Mrs. Fields Products approved for sale at or directly in front of the Licensed Store. In addition, you may not sell to anyone any materials, supplies, or inventory used in the preparation of any Mrs. Fields Products. You may only sell finished Mrs. Fields Products that have been approved for sale, as provided in
Section 2.1 lb) above, and then only to retail customers. You may not sell any Mrs. Fields Products to any person or entity purchasing the Mrs. Fields Products for resale.

6.4 Accounting, Reports and Financial Statements. You agree to establish and maintain a bookkeeping, accounting, record keeping and data processing system conforming to the requirements and formats that we prescribe. We will, however, provide you with computer software programs on which to maintain certain sales data, as further described in the Operations Manual. You agree to furnish to us on the forms that we prescribe from time to time:

          (a) Gross Revenue Reports. Within 1 0 days after the end of each calendar month (or weekly if we require you to pay the royalty fees described in Section 5.1 above on a weekly basis), a report on the Licensed Store's Gross Revenues for the previous calendar month (or week);

          (b) Monthly Financial Reports. Within 1 5 days after the end of calendar month, a profit and loss statement for the Licensed Store for the previous month and a year-to-date statement of financial condition as of the end of the previous month;

          (C) Semi-Annual Reports. Within 1 5 days after the end of each 6-calendar month period, a balance sheet for the Licensed Store as of the end of that semi-annual period; and

          (d) Tax Returns. Within 1 0 days after the returns are filed, exact copies of federal and state income, sales and any other tax returns and the other forms, records, books and other information as we may periodically require.

Each report and financial statement will be signed and verified by you in the manner we specify. We may disclose data derived from the sales reports to other franchisees and licensees. We may also require you to have audited or reviewed financial statements prepared on an annual basis. We may, on a daily basis, access the data base contained in the computerized records of the Licensed Store and transfer the data from your data base to our data base.

6.5 Retention of Records. You agree to keep full, complete and proper books, records and accounts of Gross Revenues and of your operations at the Licensed Store. All the books, records and accounts will be kept in the English language and will be retained for a period of at least 3 years following the end of each fiscal year. The books and records will include daily cash reports; cash receipts journal and general ledger; cash disbursements journal and weekly payroll register; monthly bank statements and daily deposit slips and cancelled checks; tax returns (sales and income); supplier invoices; dated cash register tapes (detail and summary); semi-annual balance sheets and monthly profit and loss statements; daily production, leftover and donations records and weekly inventories; records of promotions and coupon redemptions; records of all corporate accounts; and such other records as we may request.

6.6 Our Right to Inspect the Licensed Store. To determine whether you are complying with this Agreement and with all System Standards and whether the Licensed Store is in compliance with the terms of this Agreement, we and our designated agents may, at any reasonable time and without prior notice to you:

          (a)  Inspect the Premises;

          (b)  Observe,   photograph   and  video  tape  the  Licensed   Store's
               operations for such consecutive or intermittent periods as we deem necessary;

          (c) Remove samples of any Mrs. Fields Products, materials or supplies for testing and analysis;

          (d)  Interview personnel of the Licensed Store;

          (e)  Interview customers of the Licensed Store; and

          (f) Inspect and copy any books, records and documents relating to the operation of the Licensed Store.

You agree to cooperate fully with us in connection with any of our inspections, observations, photographing, video taping, product removal and interviews.

6.7 Our Right to Audit. At any time during business hours and without prior notice to you, we and our representative may inspect and audit the business records, bookkeeping and accounting records, sales and income tax records and returns and other records of the Licensed Store as well as your books and records. You agree to fully cooperate with representatives and independent accountants hired by us to conduct any inspection or audit. If an inspection or audit discloses an understatement of the Licensed Store's Gross Revenues, you will pay to us, within 1 5 days after receipt of the inspection or audit report, the royalty fees due on the amount of the understatement, plus interest (at the rate and on the terms provided in Section 5.3 above) from the date originally due until the date of payment. Further, if inspection or audit is made necessary by your failure to furnish reports, supporting records or other information as required by this Agreement, or to furnish the reports, records or information on a timely basis, or if an understatement of Gross Revenues for the period of any audit is determined by the audit or inspection to be greater than 2%, then within 1 5 days after receipt of the inspection or audit report, you will reimburse us for the cost of the audit or inspection, including the charges of attorneys and any independent accountants and the travel expenses, room and board and compensation of our employees. These remedies are in addition to our other remedies and rights under this Agreement or applicable law, and our right to audit will continue for 2 years following termination of this Agreement.

6.8 Surveys. You will present to your customers such evaluation forms as we periodically require and will participate in and request your customers to participate in any surveys performed by or on our behalf.

6.9 Guaranties by Entity Owners. If you are an Entity, you represent and warrant to us that you are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation, are qualified to do business in all states in which you are required to qualify and have the authority to execute, deliver and carry out all of the terms of this Agreement. If you are an Entity, we may require each of your Entity Owners at any time during the term of this Agreement to execute a guarantee in our favor in which the Entity Owner guarantees payment of all amounts owed by you under this Agreement and performance by you of the terms and conditions of this Agreement and assumes full and unconditional liability for the payment and performance of all of your obligations, covenants and agreements. You agree to furnish us upon request, in such form as we may require, a list of all of your Entity Owners, now and in the future, reflecting their respective interests in you.

6.10 Obligations with Respect to Restricted Persons. Upon execution of this Agreement, you agree to furnish us with a list of all Restricted Persons and promptly to update that list as changes in Restricted Persons occur. In addition, at our request at any time during the term of this Agreement, you will obtain and provide to us a written agreement from each Restricted Person designated by us in which the Restricted Person agrees to be bound by the provisions of Sections 9.1, 10.3(j), 10.5(c), and 1 2.1 0 of this Agreement.

6.11 Insurance.

          (a) Casualty Insurance. You agree, at all times during the term of this Franchise Agreement and at your sole cost and expense, to keep all of your goods, fixtures, furniture, equipment, and other personal property located on the Licensed Store premises insured to the extent of 100% of the full replacement cost against loss or damage from fire and other risks normally insured against in extended risk coverage.


          (b) Liability Insurance. You agree, at your sole cost and expense, at all times during the term of this Franchise Agreement, to maintain in force an insurance policy or policies which will name both us and you as insured, insuring against all liability resulting from damage, injury, or death occurring to persons or property in or about the Licensed Store premises (including products liability insurance), the liability under such insurance to be not less than $ 1,000,000 for one person injured, $1,000,000 for any one accident, and $1,000,000 for property damage. The original of such policy or policies shall remain in your possession. However you agree to give us a copy of the policy upon our request.

          (c) Workmen's Compensation Insurance. You also agree to maintain and keep in force all workmen's compensation insurance on your employees, if any, required under the applicable workmen's compensation laws of the state in which the Licensed Store is located.

          (d) Other Insurance Policies. At your sole cost, you agree, at all times during the term of this Franchise Agreement, to maintain in force such other and additional insurance policies as a prudent franchisee in your position would maintain or as we may reasonably require.

          (e)  Policy  Requirements.  All insurance policies required under this
               Section 6.1 1 will contain provisions to the effect that the insurance will not be canceled or modified without at least 30 days prior written notice to us and that no modification will be effective unless approved in writing by us. All such policies will be issued by a company or companies, rated 'A-XII" or better by Best's Insurance Guide, responsible and authorized to do business in the state in which the Licensed Store is located, as you may determine, and will be approved by us, which approval will not be unreasonably withheld.

          (f) Release of Insured Claims. You release and relieve us and our officers, directors, shareholders, employees, agents, successors, assigns, contractors, and invitees and waive your entire right of recovery against us and our officers, directors, shareholders, employees, agents, successors, assigns, contractors, and invitees for loss or damage arising out of or incident to the perils required to be insured against under this Section 6.1 1, which perils occur in, on or about the Licensed Store premises or relate to your business on the premises, whether due to the negligence of us or you or any of our or your related parties.

                                    ARTICLE 7

                             MARKETING AND PROMOTION

7.1 The Marketing Fund.

          (a) Establishment of Marketing , Funds: Marketing Fund Contributions. Recognizing the value of marketing to the goodwill and public image of Mrs. Fields Cookies Stores, you agree that, although we are not obligated to do so, we may, upon 30 days' prior written notice to you, to establish, maintain and administer one or more national or regional marketing funds (a 'Marketing Fund'). If a Marketing Fund is established, you agree to contribute to the Marketing Fund the amounts that we require. Marketing Fund contributions will not exceed 2% of the Licensed Store's monthly Gross Revenues through the end of 1995, 3% of the Licensed Store's monthly Gross Revenues during calendar year 1996, and 4% of the Licensed Store's monthly Gross Revenues during calendar year 1997 and thereafter. However, increases in the year-over-year percent of Gross Revenues to be paid to the Marketing Fund will be limited to no more than 1 % per year. Marketing Fund contributions will be payable monthly together with the royalty fees. If you fail to pay the monthly Marketing Fund contribution in a timely fashion, we may require you to pay the contribution on a weekly basis. We may also require you to pay the weekly amounts by electronic transfer. Mrs. Fields Cookies Stores owned by us and our Affiliates in the same market area as you will contribute to the Marketing Fund on the same basis as you.

          (b) Right to Direct Operation of the Marketing Fund. We will direct all marketing programs financed by the Marketing Fund, with sole discretion over the creative concepts, materials and endorsements used and the geographic, market and media placement and allocation. You agree that the Marketing Fund may be used to pay the costs of preparing and producing video, audio and advertising materials; administering regional and multi-regional marketing programs, including purchasing direct mail and other media marketing and employing advertising, promotion and marketing agencies to assist with advertising; and supporting public relations, market research and other advertising, promotion and marketing activities. The Marketing Fund will furnish you with samples of advertising, marketing and promotional formats and materials at no cost to you, other than shipping and handling. Multiple copies of the materials will be furnished to you at our or the Marketing Fund's direct cost of producing them, including any related shipping, handling and storage charges, payable when the materials are ordered.

          (c) Accounting for the Marketing Fund. The Marketing Fund will be accounted for separately from our other funds and will not be used to defray an y of our general operating expenses, except for the reasonable salaries, administrative costs and overhead we may incur in activities related to the administration of the Marketing Fund and its marketing programs, including conducting market research, preparing advertising, promotion and marketing materials and collecting and accounting for contributions to the Marketing Fund. If we provide goods and services to the Marketing Fund, we may charge the Marketing Fund our cost for those good, and services. We may spend in any fiscal year an amount greater or less than the aggregate contributions of all Mrs. Fields Cookies Stores to the Marketing Fund in that year, and the Marketing fund may borrow from us or other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. All interest earned on moneys contributed to the Marketing Fund will be used to pay marketing costs incurred by the Marketing Fund before other assets of the Marketing Fund are expended. A statement of moneys collected and costs incurred by the Marketing Fund will be prepared annually by us and will be furnished to you. We may cause the Marketing Fund to be incorporated or operated through an entity separate from us, and that entity will have all of our rights and duties pursuant to this Section 7.1.

          (d) Benefits to Individual Stores. You understand and agree that the Marketing Fund is intended to maximize recognition of the Marks and patronage of Mrs. Fields Cookies Stores. Although we will endeavor to utilize the Marketing Fund to develop advertising and marketing materials and programs and to place advertising that will benefit all Mrs. Fields Cookies Stores, we cannot ensure you that expenditures by the Marketing Fund in or affecting any geographic area will be proportionate or equivalent to the contributions to the Marketing Fund by Mrs. Fields Cookies Stores operating in that geographic area or that any Mrs. Fields Cookies Store will benefit directly or in proportion to its contribution to the Marketing Fund from the development of advertising and marketing materials or the placement of advertising.

          (e) Collection of Marketing Fund Contributions. We will attempt to collect all past due Marketing Fund contributions from Mrs. Fields Cookies Store franchisees. We also attempt to collect other amounts due to us and our Affiliates. You agree that any payments made by a Mrs. Fields Cookies ' Store franchisee will first be applied to the costs incurred by us in collecting the amount, including reasonable attorneys' fees and costs. The remainder, if any, will be allocated proportionally, among the Marketing Fund, us, and our Affiliates, based on the amount the franchisee owes the Marketing Fund, us and our Affiliates. Except as expressly provided in this Section, we are assuming no direct or indirect liability or obligation to you with respect to collection of amounts due, or the maintenance, direction or administration of, the Marketing Fund.

          (f) Suspension or Termination of Marketing Fund; Reinstatement. We reserve the right to suspend contributions to and operations of the Marketing Fund for one or more periods and the right to terminate the Marketing Fund upon 30 days' prior written notice to you. All unspent moneys on the date of termination will be distributed to our franchisees, us, and our Affiliates in proportion to their respective contributions to the Marketing Fund during the preceding 1 2 month period. We may reinstate the Marketing Fund upon the same terms and conditions as set forth in this Agreement upon 30 days' prior written notice to you.

7.2 Advertising and Promotional Activities by You. In addition to any contributions by you to the Marketing F Fund, you agree that you will spend on marketing and related programs any amount that is required under your lease or sublease. Those amounts typically vary from lease to lease, and therefore, all Mrs. Fields Cookies Store franchisees will not be obligated to spend the same amount on local advertising and marketing. You agree that all advertising, promotion and marketing by you will comply with the requirements of Article 8, will be completely clear and factual and not misleading, and will conform to the highest standards of ethical marketing and promotion policies which may be prescribed by us. Prior to use, all press releases and policy statements and samples of all local advertising, marketing and related materials not prepared or previously approved by us will be submitted to us for approval. Our approval will not be unreasonably withheld. Pamphlets, brochures, cards or other promotional materials offering free Products may only be used if prepared by us, unless otherwise approved in advance by us. However, we will give favorable consideration to your use of free product cards developed by you, if the cards clearly state that they may only be redeemed at Mrs. Fields Cookies Stores owned by you. If we do not give you written approval of any advertising or other promotional materials within 1 5 days from the date of receipt by us of the materials, we will be deemed to have disapproved the submission. You agree not to use any advertising, marketing or related materials that we have disapproved. You also agree to list the Licensed Store in the principal telephone directories distributed in your metropolitan area.

7.3 Marketing Contributions From Suppliers. You acknowledge that we and our Affiliates may receive marketing or promotional contributions, allowances, rebates, or similar funds from suppliers of products which are sold at Cookie Stores. We and our Affiliates will be entitled to all the funds and you waive any rights to those funds. Amounts received by us or our Affiliates on account of supplies purchased by you will not reduce the contributions due from you to the Marketing Fund.

7.4 Our Advertising Materials. Upon request, we will provide you with copies of advertising, marketing and promotional formats and materials that we have prepared and that are suitable for use at local Mrs. Fields Cookies Stores. Those items will be provided at our direct cost of producing them, including any related shipping, handling and storage charges, payable when the materials are ordered. These payments are not refundable.

                                    ARTICLE 8
                  CONFIDENTIAL INFORMATION AND USE OF THE MARKS

8.1 Confidential Information. We may disclose certain Confidential Information to you in the initial training program and subsequent training, the Operations Manual and in guidance furnished to you during the term of the Franchise. You are not acquiring any interest in Confidential Information, other than the right to utilize Confidential Information disclosed to you in the operation of the Licensed Store during the term of this Agreement. Your use or duplication of any Confidential Information in any other business will constitute an unfair method of competition and a violation of this Agreement. The Confidential Information is proprietary, includes our trade secrets and is disclosed to you solely on the condition that you agree:

          (a) Not to use Confidential Information in any other business or capacity;

          (b)  To  maintain  the  absolute   confidentiality   of   Confidential
               Information during and after the term of this Agreement;

          (c) Not to make unauthorized copies of any portion of Confidential Information disclosed in written or other tangible form; and

          (d)  To  adopt  and  implement  all  reasonable   procedures  that  we
               prescribe to prevent unauthorized use or disclosure of Confidential Information, including restrictions on disclosure of Confidential Information to your employees and to comply with requirements we may impose that certain key employees execute confidentiality agreements as a condition of employment.

8.2 Concepts Developed by You. We and our Affiliates will have the perpetual right to own and use and authorize other Mrs. Fields Cookies Stores to use, and you will fully and promptly disclose to us, all ideas, concepts, formulas, recipes, methods and techniques relating to the development or operation of a dessert or snack food business conceived or developed by you or your employees during the term of this Agreement. You may not test, offer, or sell any new products without our prior written consent.

8.3 Ownership and Goodwill of Marks. You acknowledge that we own the Marks and that your right to use the Marks is derived solely from this Agreement and is limited to the conduct of business in compliance With this Agreement and all applicable standards, specifications and operating procedures that we require. Any unauthorized use of the Marks by you will constitute a breach of this Agreement and an infringement of our rights in the Marks. You agree that your usage of the Marks and any goodwill established by that use will be for our exclusive benefit. This Agreement does not confer any goodwill or other interests in the Marks upon you, other than the right to operate a Mrs. Fields Cookies Store in compliance with this Agreement. All provisions of this Agreement applicable to the Marks will apply to any additional proprietary trade and service marks and commercial symbols we or our Affiliates may authorize for your use in the future.

8.4 Limitations on Your Use of Marks. You agree to use the Marks as the sole identification of the Licensed Store. However, you will identify yourself as the independent owner of the Licensed Store in the manner we require. You will not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to you under this Agreement), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by us. You agree to display the Marks prominently at the Licensed Store, on supplies or materials designated by us and in connection with packaging materials, forms, labels and advertising and marketing materials. All Marks will be displayed in the manner we require. You agree to use the registration symbol "(D' in connection with your use of the Marks that are registered. You agree to refrain from any business or marketing practice which may be injurious to our business and the good will associated with the Marks and other Mrs. Fields Cookies Stores. You agree to give such notices of trade and service mark registrations as we specify and to obtain such fictitious or assumed name registrations as may be required under applicable law.

8.5 Discontinuance of Use of Marks. If it becomes advisable at any time in our sole discretion for us or you to modify or discontinue use of any Mark or use one or more additional or substitute trade or service marks, you agree to comply with our directions to modify or discontinue the use of the Mark or use one or more additional or substitute trade or service marks within a reasonable time after notice from us. We will reimburse you for your reasonable direct expenses in modifying or discontinuing the use of a Mark and substituting a different trademark or service mark. However, we will not be obligated to reimburse you for any loss of goodwill associated with any modified or discontinued Mark or for any expenditures made by you to promote a modified or substitute trademark or service mark.

8.6 Notification Of Infringements and Claims. You agree to immediately notify us of any apparent infringement of or challenge to your use of any Mark or claim by any person of any rights in any Mark, and you will not communicate with any person other than us or our counsel in connection with the infringement, challenge or claim. We will have sole discretion to take the action we deem appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office proceeding or any other administrative or court proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. You agree to execute any instruments and documents, render such assistance and do those things as, in the opinion of our legal counsel, may be necessary or advisable to protect and maintain our interests in any litigation or U.S. Patent and Trademark Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

8.7 Our Indemnification of You. We agree to indemnify you against and to reimburse you for all damages for which you are held liable in any proceeding arising out of your authorized use of any Mark in compliance with this Agreement and for all costs you reasonably incur in defending any claim brought against you or any proceeding in which you are named as a party, provided that you have timely notified us of the claim or proceeding and have otherwise complied with this Agreement. We and our Affiliates, at our option, will be entitled to defend and control the defense of any proceeding arising Qut of your authorized use of any Mark.

8.8 Copyrights. We claim copyrights in the Confidential Information, the Operations Manual, our construction plans, specifications and materials, printed advertising and promotional materials and in related items used in operating the Franchise. Such copyrights have not been registered with the United States Registrar of Copyrights but have been protected under the federal copyright laws, where appropriate, by virtue of our placing the appropriate notice of copyright on such items. You may use the Operations Manual and other materials during the term of the Franchise Agreement. The provisions of Sections 8.3, 8.5, 8.6, and 8.7 of this Agreement relating to Marks also apply to copyrights owned by us, as if copyrights were included within the definition of Marks.


                                    ARTICLE 9

                             EXCLUSIVE RELATIONSHIP

9.1 Non-Competition. You agree and acknowledge that we would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Mrs. Fields Cookies Stores if franchised owners of Mrs. Fields Cookies Stores or the manager of the Licensed Store were permitted to hold interests in or perform services for a Competitive Business. You also acknowledge and agree that we have granted the Franchise to you in consideration of and reliance upon your agreement to deal exclusively with us. Therefore, during the term of this Agreement, no Restricted Person and no manager of the Licensed Store will:

          (a) Have any direct or indirect interest in a Competitive Business located or operating within 1 mile of the Licensed Store, except other Mrs. Fields Cookies Stores operated by you under franchise agreements with us;

          (b) Have any direct or indirect interest in a Competitive Business located or operating within 1 mile of any Mrs. Fields Retail Outlet in the metropolitan area in which you are located, except other Mrs. Fields Cookies Stores operated by you under franchise agreements with us;

          (C) Have any direct or indirect interest in a Competitive Business located or operating within 1 mile of any Mrs. Fields Retail Outlet, except Mrs. Fields Cookies Stores operated by you under franchise agreements with us;

          (d) Have any direct or indirect interest in a Competitive Business, except other Mrs. Fields Cookies Stores operated by you under franchise agreements with us;

          (e) Perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, except other Mrs. Fields Cookies Stores operated by you under franchise agreements with us; or

          (f) Recruit or hire any employee who, within the immediately preceding 6-month period, was employed by us or any Mrs. Fields Retail Outlet operated by us, our Affiliates or another franchisee or licensee of us, without obtaining the prior written permission of us or the franchisee of licensee.

The restrictions of this Section 9.1 do not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 2% or less of the number of shares of that class of securities issued and outstanding. Prior to any Licensed Store manager commencing employment, you agree to provide us with a written agreement from that Licensed Store manager accepting and agreeing to be bound by the provisions of this Section 9.1.

                                   ARTICLE 10
                                    TRANSFERS

10.1 Transfers by Us. This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interest in this Agreement.

10.2 Restrictions on Transfers by You. Your rights and duties created by this Agreement are personal to you, and we have granted this Agreement to you in reliance upon our perceptions of the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of you and, if you are not an individual, your Entity Owners. Accordingly, no Transfer will be made without our prior written approval. Any Transfer without our approval will constitute a breach of this Agreement and will be void and of no effect.

10.3 Conditions for Approval of Transfers by You. If you are in full compliance with this Agreement, we will not unreasonably withhold our approval of a Transfer that meets the following requirements:

          (a) Character. The proposed transferee and the individuals ultimately owning the transferee, if the transferee is an Entity, must be individuals of good moral character and otherwise meet our then applicable standards for owners of Mrs. Fields Cookies Stores.

          (b) Business Experience. The transferee and, if the transferee is an Entity, its Entity Owners must have sufficient business experience, aptitude and financial resources to operate its business and comply. with this Agreement;

          (c) Training. The transferee and/or its senior management personnel have agreed to complete our training program to our satisfaction;

          (d) Satisfaction of Obliggations. You have paid all amounts owed for purchases by you from us and our Affiliates and all other amounts owed to us or our Affiliates and third-party creditors;

          (e) Assumption of Agreement. The transferee has agreed to be bound by and expressly assume all of the terms and conditions of this Agreement for the remainder of its term, and if the transferee is an Entity, each Entity Owner of the transferee has executed a guarantee in our favor in which each Entity Owner of the transferee guarantees performance by the transferee of the terms and conditions of this Agreement and assumes full and unconditional liability for the performance of all obligations, covenants and agreements of you contained in this Agreement;

          (f) Payment of Transfer Fees. You or the transferee has paid our then current transfer fee for a Franchise Agreement. However, no transfer fee will be required if the Transfer is to a wholly-owned corporation under Section 10.4 of this Agreement or if the Transfer is among existing Entity Owners of you;

          (g) Release. You and your transferring Entity Owners, if you are an Entity, have executed a general release, in form satisfactory to us, of any and all claims against us and our Affiliates and our respective officers, directors, employees arid agents;

          (h) Approval of Terms of Transfer. We have approved the material terms and conditions of the Transfer, including, without limitation, that the price and terms of payment are not so burdensome as to affect adversely the operation of the Licensed Stores. However, our approval of a Transfer does not ensure the transferee's success as a Mrs. Fields Cookies Store franchisee nor should the transferee rely upon our approval of the Transfer in determining whether to acquire the Licensed Store;

          (i) Subordination. If you (or your Entity Owners) finance any part of the sale price of the transferred interest, you and the Entity Owners have agreed that all obligations of the transferee under any promissory notes, agreements or security interests reserved by you (or your Entity Owners) will be subordinate to the transferee's obligations to us and our Affiliates; and

          (j) Non-Competition Agreement. Each Restricted Person has executed a non-competition agreement in our favor and in favor of the transferee agreeing that, for a period of 3 years commencing on the effective date of the transfer, no Restricted Person will acquire or hold any direct or indirect interest as an owner, investor, partner, director, officer, manager, employee, consultant, representative or agent, or in any other capacity, in a Competitive Business located within W 1 mile of the Licensed Store, (ii) 1 mile of any Mrs. Fields Retail Outlet in the metropolitan area in which you are located, or (iii) 1 mile of any other Mrs. Fields Retail Outlet, except Mrs. Fields Cookies Stores operate under agreements with us or our Affiliates. The restrictions of this Section 10.3(j) will not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 2% or less of the number of shares of that class of securities issued and outstanding.

          (k) Landlord Consent. If consent is required, the lessor of the Premises consents to the assignment or sublease of the Premises to the transferee; and

          (1) Non-Use of Marks. You and your Entity Owners have agreed that you and they will not directly or indirectly at any time or in any manner (except with respect to Mrs. Fields Cookies Stores owned and operated by you or them) identify yourself or themselves or any of their businesses as a current or former Mrs. Fields Cookies Store, or as a franchisee, licensee or dealer of us or our Affiliates, use any Mark, any colorable imitation of any of the Marks or other indicia of a Mrs. Fields Cookies Store in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with us or our Affiliates.

In connection with any assignment permitted under this Section 10.3, you will provide us with all documents to be executed by you and the proposed transferee at least 30 days prior to execution.

10.4 Transfer to a Wholly-Owned Corporation. If you are in full compliance with this Agreement, you may transfer your rights in this Agreement to a corporation which will conduct no business other than the business contemplated by this Agreement, which you actually manage and in which you maintain management control and own and control 100% of the equity and voting power of all issued and outstanding capital stock. Transfers of shares of such corporation will be subject to the provisions of Section 10.2 and Section 10.3 of this Agreement. Even though a transfer is made under this Section, you will remain personally liable under this Agreement as if the transfer to such corporation had not occurred. The articles of incorporation, by-laws and other organizational documents of the corporation will recite that the issuance and assignment of any interest in the corporation is restricted by the terms of this Article 1 0, and all issued and outstanding stock certificates of such corporation will bear a legend reciting or referring to these restrictions.

10.5 Our Right of First Refusal.

          (a) Submission of Offers to Us. If you or one or more of your Entity Owners desires to make a Transfer, you or the Entity Owner will obtain a bona fide, executed written offer and an earnest money deposit (in the amount of 5% or more of the offering price) from a responsible and fully disclosed purchaser and will immediately submit to us a true and complete copy of such offer, which will include details of the payment terms of the proposed sale and the sources and terms of any financing for the proposed purchase price and a list of the owners of record and beneficially of any offeror that is an Entity and the individuals ultimately owning or controlling the offeror. If the offeror or an owner of the offeror is a publicly-held Entity, you will also submit to us copies of the most current annual and quarterly reports of the publicly-held Entity. To be a valid, bona fide offer, the proposed purchase price will be denominated in a dollar amount. The offer must apply only to an interest in this Agreement or a Controlling Interest in you and may not include an offer to purchase any other property or rights of you or your Entity -Owners. However, if the offeror proposes to buy any other property or rights from you or your Entity Owners under a separate, contemporaneous offer, the price and terms of purchase offered to you or your Entity owners for the interest in this Agreement or the Controlling Interest in you will reflect the bona fide price offered for that interest and will not reflect any value for any other property or rights.

          (b)Our Riqht to Purchase. We will have the right, exercisable by written notice delivered to you or your Entity Owners within 30 days from the date of delivery of an exact copy of the offer to us, to purchase the interest in this Agreement or such Controlling Interest in you for the price and on the terms and conditions contained in the offer. However we may substitute cash for any form of payment proposed in the offer, our credit will be deemed equal to the credit of any proposed purchaser, 'and we will have not less than 60 days to close the purchase. Without regard to the representations and warranties demanded by the proposed purchaser, if any, we will be entitled to purchase the interest, receiving from you all customary representations and warranties given by the seller of the assets of a business or equity interest in an Entity, as applicable, including representations and warranties as to ownership, condition of and title to assets, absence of liens and encumbrances relating to the ownership interest and assets, and validity of contracts and liabilities affecting the assets being purchased, contingent or otherwise.


          (c) Non-Competition Restriction. If we exercise our right of first refusal, you and each other Restricted Person agree that, for a period of 3 years commencing on the date of the closing, no Restricted Person will acquire or hold any direct or indirect interest as an owner, investor, partner, director, officer, manager, employee, consultant, representative or agent, or in any other capacity, in a Competitive Business located within W within 1 mile from the Licensed Store, (ii) within 1 mile of any Mrs. Fields Retail Outlet in the metropolitan area in which you are located, or (iii) 1 mile of any other Mrs. Fields Retail Outlet, except Mrs. Fields Cookies Stores operated under agreements with us or our Affiliates. The restrictions of this Section will not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 2% or less of the number of shares of that class of securities issued and outstanding. If we exercise our right of first refusal, you and your Entity Owners further agree that you will abide by the restrictions of Section 10.30).

          (d)Non-Exercise by Us of Our Right of First Refusal. If we do not exercise our right of first refusal, you (or your Entity Owners) may complete the sale to such purchaser pursuant to and on the terms of such offer, subject to our approval as provided in Sections 10.2 and 10.3 above. However, if the sale to the purchaser is not completed within 1 20 days after delivery of the offer to us, or if there is a material change in the terms of the sale, our right of first refusal will be extended for 30 days after the expiration of the 1 20-day period or after the material change in the terms of the sale.

10.6 Death or Permanent Disability. If you are an individual, upon your death or permanent disability or, if you are an Entity, upon the death or permanent disability of an individual owner of a Controlling Interest in you, the executor, administrator, conservator or other personal representative of that person will transfer his interest in this Agreement or his Controlling Interest in you within a reasonable time, not to exceed 6 months from the date of death or permanent disability, to a third party approved by us. A transfer under this Section, including, without limitation, transfer by devise or inheritance, will be subject to all of the terms and conditions for Transfers contained in Sections 10.2 and 10.3 of this Agreement, and unless transferred by gift, devise or inheritance, subject to the terms of Section 10.5 above. Failure to dispose of such interest within the specified period of time will constitute a breach ' of this Agreement. For purposes of this Agreement, the term 'permanent disability' will mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you or an owner of a Controlling Interest in you from supervising the operation of the Licensed Store for a period of 6 months from the onset of such disability, impairment or condition.

10.7 Ef f ect of Consent to Transfer. Our consent to a Transfer will not constitute a waiver of any claims we may have against the transferor nor be deemed a waiver of our right to demand full compliance by the transferee with the terms or conditions of this Agreement.

                                   ARTICLE 11
                                    DEFAULTS

11.1 Our Defaults. If we materially breach a provision of this Agreement and fail within 30 days after written notice of breach is delivered to us, either to correct such failure or, if such failure cannot reasonably be corrected within 30 days, to provide proof acceptable to you of efforts which are reasonably calculated to correct such failure within a reasonable time, which will in no event be more than 60 days after such notice, and thereafter to cure such failure within the 60-day time period, then we will be in default under this Agreement.

11.2 Your Defaults. You will be in default under the terms of this Agreement if any of the following occur:

          (a) Insolvency. You file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or are adjudicated a bankrupt or make an assignment for the benefit of creditors or admit in writing your inability to pay your debts generally as they become due, or if a petition or answer proposing the adjudication of you as a bankrupt or your reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law is filed in any court and you consent to or acquiesce in the filing thereof or such petition or answer is not discharged or denied within 60 days after the occurrence of any of the foregoing, or if a receiver, trustee or liquidator of you or of all or substantially all of your assets or your interest in this Agreement is appointed in any proceeding brought by you, or if any such receiver, trustee or liquidator is appointed in any proceeding brought against you and is not discharged within 60 days after the occurrence thereof, or if you consent to or acquiesce in such appointment (any such event described in this Section 1 1.2(a) being referred to as an 'Insolvency Event');

          (b) Unauthorized Transfer. A Transfer occurs in violation of the provisions of Article 10 of this Agreement;

          (c) Misstatements and other Adverse Developments. You (or, if you are an Entity, any Entity Owner of you) have made any material misrepresentation or omission in your application for the rights conferred by this Agreement, are convicted by a trial court of o, plead no contest to a felony or to any other crime or offense that may adversely affect the goodwill associated with the Marks, or if you engage in any conduct which may adversely affect the reputation of any Mrs. Fields Cookies Store or the goodwill associated with the Marks;

          (d) Unauthorized Use of Marks or Confidential Information. You or an Entity Owner of you make any unauthorized use of- the Marks or any unauthorized use or disclosure of Confidential Information;

          (e) Abandonment. You abandon or fail actively to operate the Licensed Store for 3 consecutive days unless the Licensed Store has been closed for a purpose approved in advance by us in writing or because of fire, flood or other casualty or government order;

          (f) Breach of Lease; Loss of Right of Possession. You are in breach of any of your obligations under your lease or sublease of the Premises or you lose the right to possession of the Premises;

          (g) Failure to Comply with Certain System Standards and Health Requirements. You fail or refuse to comply with System Standards relating to the cleanliness or sanitation of the Licensed Store or violate any health, safety or sanitation law, ordinance or regulation and do not correct the noncompliance within 48 hours after written notice thereof is delivered to you or you store or use 'out-of-code' products in violation of the System Standards;

          (h) Understatements of Gross Revenues. You understate the Licensed Store's Gross Revenues in any report or financial statement by an amount greater than 2%;

          (i) Failure to Make Payments. You fail to make payments, when due, of any amounts due to us or our Affiliates for royalty fees, Marketing Fund contributions or for any other amounts due to us or our Affiliates under this Agreement or in connection with a purchase by you of the Licensed Store assets and you do not correct the failure within 1 0 days after written notice of the failure is delivered to you;

          (j) Failure to Pay Taxes. You fail to pay any federal or state income, sales or other taxes due with respect to the Licensed Store's operations unless you are in good faith contesting your liability for the taxes;


          (k) Other Breaches. You fail to comply with any other provision of this Agreement or any System Standard and do not correct the failure within 30 days after written notice of the failure to comply is delivered to you or provide proof acceptable to us of efforts which are reasonably calculated to correct the failure within a reasonable time, which will in no event be more than 60 days after the notice, if the failure cannot reasonably be corrected within 30 days after written notice of the failure to comply is delivered to you;

          (1) Repeated Breaches. You fall on 2 or more separate occasions within any period of 1 2 consecutive months or on 3 occasions during the term of this Agreement to submit when due reports or other data, information or supporting records or to pay when due the royalty fees or other payments due to us or our Affiliates or otherwise fails to comply with this Agreement, whether or not the failures to comply are corrected after notice thereof is delivered to you;

          (m) Termination Without Cause. You terminate this Agreement without cause; or

          (n) Financing Defaults. You default with respect to any of your obligations to us or any other lender under any financing provided to you in connection with this Franchise Agreement or a purchase of Licensed Store assets.


                                   ARTICLE 12

                            TERMINATION OF AGREEMENT

12.1 Termination Upon Expiration of Term. This Agreement will terminate upon expiration of the term of this Agreement, unless terminated earlier.

12.2 Your Right to Terminate if We Default. If we are in default under this Agreement, in addition to whatever other rights and remedies are available to you and if you are in compliance with this Agreement, you may terminate this Agreement effective 10 days after delivery to us of notice of termination, unless within that time, our default is cured.

12.3 Termination by You without Cause. A termination of this Agreement by you for any reason other than as permitted by Section 12.2 above will be deemed a termination by you without cause and in violation of this Agreement.

12.4 Our Right to Terminate if You Default. If you are in default under this Agreement, in addition to whatever other rights and remedies are available to us, we may terminate this Agreement, effective upon delivery of notice of termination to you.

12.5 Our Right to Terminate in Certain Other Circumstances.

          (a) Failure to Complete Training. If you or your initial store manager fails to complete all phases of the initial training program to our satisfaction, we will have the right to terminate this Agreement effective upon delivery of notice of termination to you. If we terminate the Agreement as permitted by this provision, we will refund to you the initial franchise fee less all reasonable expenses incurred by us in connection with (i) the preparation of this Agreement and all related agreements, (ii) the grant of the Franchise, (iii) approval of the Premises, (iv) selection of the Premises, and (v) any other services performed by us in connection with the establishment and development of the Licensed Store. However, in no event will the refund exceed 50% of the initial franchise fee. The refund will be delivered to you upon execution of all releases, waivers and other agreements necessary to terminate the relationship between you and us.

          (b) Failure to Commence Operations. If you fail to commence operation of the Licensed Store within 1 80 days after the execution of this Agreement, we will also have the right to terminate this Agreement effective upon delivery of notice of termination to you. No refund of the initial franchise fee will be made in these circumstances.

12.6 Your Opportunity to Acquire a Successor Franchise Agreement.

          (a) Conditions to Issuance of a Successor Franchise. Upon termination of this Agreement, you may acquire a successor franchise for the Licensed Store on the terms and conditions of the form of franchise agreement for Mrs. Fields Cookies Stores that we are using at the time of expiration of this Agreement if:

               (i) You have substantially complied with this Agreement during its term and are not in default of this Agreement;

               (ii) You agree either:

                         (1) To maintain possession of and remodel and/or expand
                    the Premises, add or replace leasehold improvements, equipment, fixtures, furnishings and signs and otherwise modify the Licensed Store to bring it into compliance with specifications and standards then applicable for Mrs. Fields Cookies Stores, or

                         (2) If in our  judgment  the  Licensed  Store should be
                    relocated, to secure substitute premises approved by us and construct and develop the substitute premises in compliance with specifications and standards then applicable for Mrs. Fields Cookies Stores;

               (iii)You agree to correct any  deficiencies in the Licensed Store or the Premises, or in your operation of the Licensed Store, as identified in the notice from us to you described in
                    Section 12.6(b) of this Agreement, within the time period specified in the notice; and

               (vi) You comply with the  provisions of Section  12.6(c) below on or before expiration of this Agreement.

          (b) Grant of a Successor Franchise. You must give us a written notice of your desire and election to acquire a successor franchise during the year preceding the last year of the term of this Agreement; otherwise, you will have no right to acquire a successor franchise. We agree to give you written notice, not more than 1 80 days after receipt of your notice, of our requirements under Section 12.6(a)(iii) of this Agreement and the time period for satisfying those requirements, as well as a list of any deficiencies in the Licensed Store or the Premises, or in your operation of the Licensed Store that must be corrected, stating the actions you must take to correct the deficiencies and specifying the time period in which the deficiencies must be corrected. If, but only if, you have satisfied all of the conditions set forth in Section 12.6 of this Agreement by the date of expiration of this Agreement, we will issue the successor franchise. We agree, however, that if any of the time periods specified by us for compliance with the provisions of Section 12.6(a)(ii) or Section 12.6(a)(iii) above extend beyond the expiration of this Agreement, the new franchise will be issued conditionally, subject to compliance with those requirements within the applicable time periods.


          (c) Agreements and Releases to be Executed,. If you are entitled to a successor franchise, you (and your Entity Owners, if you are an Entity) will be required to execute a new franchise agreement and any ancillary agreements we are customarily using in granting franchises for the operation of Mrs. Fields Cookies Stores at the time of expiration of this Agreement. You will also be required to pay the fees and charges then being charged under the version of franchise agreement and our franchising policies in effect upon expiration of this Agreement. These requirements may include payment of a new initial franchise fee (which will not exceed 50% of the initial franchise fee then being charged to new f franchisees) and other fees and charges at the times and in the amounts provided for in the form of successor franchise agreement then in use by us. These fees and charges may be different from those in this Agreement. You (and your Entity Owners) will also be required to execute general releases, in form satisfactory to us, of any and all claims against us and our Affiliates and our respective officers, directors, employees, agents, successors and assigns arising under this Agreement. Copies of all the agreements and releases will be delivered to you at least 60 days prior to expiration of this Agreement and must be executed by you (and your Equity Owners, if applicable) prior to expiration of this Agreement.

1 2.7 Payment of Amounts Owed to Us and Others following Termination. You agree to pay us within 1 5 days after the date of termination of this Agreement, or such later date as the amounts due to us are determined, the royalty fees, Marketing Fund contributions, amounts owed for purchases by you from us or our Affiliates, interest due on any of the foregoing and all other amounts owed to us or our Affiliates which are then unpaid.

12.8 Discontinuance of the Use of the Marks following Termination. You agree that, upon termination of this Agreement, you will:

          (a) Not directly or indirectly at any time or in any manner (except with respect to other Mrs. Fields Cookies Stores owned and operated by you) identify yourself or any business as a current or former Mrs. Fields Cookies Store, or as a franchisee, licensee or dealer of us or our Affiliates, use any Mark, any colorable imitation of a Mark or other indicia of a Mrs. Fields Cookies Store in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with us or our Affiliates;

          (b)Deliver to us all signs, sign-faces, sign-cabinets, marketing materials, forms, invoices and other materials containing any Mark or otherwise identifying or relating to a Mrs. Fields Cookies Store and allow us, without liability, to remove all such items from the Licensed Store,-

          (c)Take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark;

          (d)Ifwe do not purchase  the  Licensed  Store as provided in Section 1
               2.1 1 below, make the changes to the exterior and interior appearance of the Licensed Store as are reasonably required by us;

          (e)Deliver all materials and supplies identified by the Marks in full cases or packages to us for credit and dispose of all other materials and supplies identified by the Marks within 30 days after the effective date of termination of this Agreement;



          (f) Notify the telephone company and all telephone directory publishers of the termination of your right to use any telephone and telecopy numbers and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer of those rights to us or at our direction. You agree that, as between you and us, we have the sole rights to and interest in all telephone and telecopy numbers and directory listings associated with any Mark. You authorize us and appoint us and any of our officers as your attorney in fact, to direct the telephone company and all telephone directory publishers to transfer any telephone and telecopy numbers and directory listings relating to the Licensed Store to us or at our direction, should you fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive of our exclusive rights in the telephone and telecopy numbers and directory listings and our authority to direct their transfer; and

          (g)  Furnish  us,  within  30  days  after  the   effective   date  of
               termination, with evidence satisfactory to us of your compliance with the obligations in this Section 12.8.

12.9 Discontinuance of Use of Confidential Information following Termination. You agree that, upon termination of this Agreement, you will immediately cease to use any Confidential Information disclosed to you pursuant to this Agreement in any business or otherwise and you will return to us all copies of the Operations Manual and any other confidential materials which we have loaned to you.

12.10 Covenant Not to Compete. Upon termination of this Agreement for any reason other than as a result of our default, you agree that, for a period of 1 year (or 3 years if we purchase the Licensed Store as provided in Section 1 2.1 1 below) commencing on the effective date of termination, no Restricted Person will have any direct or indirect interest as an owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business located or operating within (a) 1 mile of the Licensed Store, N 1 mile of any Mrs. Fields Retail Outlet in the metropolitan area in which you are located, or (c) I mile of any other Mrs. Fields Retail Outlet, except Mrs. Fields Cookies Stores operated under agreements with us or our Affiliates. The restrictions of this Section will not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent two percent (2%) or less of the number of shares of that class of securities issued and outstanding. You expressly acknowledge that you and the other Restricted Persons possess skills and abilities of a general nature and have other opportunities for exploiting those skills. Consequently, enforcement of the covenants made in this Section will not deprive you or any of the other Restricted Persons of their personal goodwill or ability to earn a living-

12.1 1 Our Option to Purchase Licensed Stores.

          (a) Option to Purchase. Upon termination of this Agreement other than as a result of our default and if no successor franchise agreement has been executed, we or our assignee will have the option, exercisable by giving written notice thereof within 60 days from the date of such termination or expiration, to acquire from you, the inventory of Mrs. Fields Products, materials, and supplies that are in good and saleable condition and not obsolete or discontinued (the 'Inventory') and the equipment. furnishings, signs, and the other tangible assets of the Licensed Stores (collectively, with t@e Inventory, the "Assets'). We will have the unrestricted right to assign this option to purchase and our rights under this Section 1 2.1 1. We will be entitled to all customary warranties and representations in connection with our purchase, including, without limitation, representations and warranties as to ownership, condition of and title to the Assets, no liens and encumbrances on the Assets, and validity of contracts and agreements and liabilities benefitting us or affecting the Assets, contingent or otherwise.

          (b) Purchase Price. The purchase price for the Assets will be equal to the greater of: W. The sum of the book value of the Licensed Store's Assets, other than Inventory, amortized on a straight-line basis over a 7 year period, plus the lesser of cost and the then-current wholesale market value of the Inventory, or

               (ii) The product of the  Licensed  Store's  average cash flow for the 2 most recently completed fiscal years, multiplied by 2. "Cash flow" means the Licensed Store's Gross Revenues less all Licensed Store-related costs (i.e., cost of goods sold, labor, occupancy and other Licensed Store expenses) as well as annual administrative costs of $1 5,000, royalty fees and marketing fees, but not including interest and depreciation.

  We will have the right to set off against and reduce the purchase price by any and all amounts owed by you to us or our Affiliates. We may exclude from the Assets purchased any equipment, furnishings, signs, and usable inventory of Mrs. Fields Products, materials, or supplies of the Licensed Stores that we have not approved as meeting our standards for Mrs. Fields Cookies Stores, and the purchase price will be reduced by the replacement cost of such excluded items which are required in the operation of the Licensed Stores being purchased.

               (c) Payment of Purchase Price. The purchase price will be paid in cash at the closing of the purchase, which will take place no later than 90 days after your receipt of our notice of exercise of this option to purchase the Licensed Stores, at which time you will deliver instruments transferring to us good and merchantable title to the Assets purchased, free and clear of all liens and encumbrances and with all sales and other transfer taxes paid by you, and with all licenses or permits of the Licensed Stores which may be assigned or transferred. If the closing of the purchase does not occur within the 90-day period because you fail to act diligently in connection with the purchase, the purchase price will be reduced by 10%. The purchase price will be further reduced by 10% per month for each subsequent month you fail to act diligently to consummate the purchase. Prior to closing, you and we will comply with the applicable Bulk Sales provisions of the Uniform Commercial Code as enacted in the state where the Licensed Store is located.

               (d) Lease of Premises. In connection with the purchase of the Assets of a Licensed Store, you will also deliver to us an assignment of the lease for the Licensed Store premises (or, if assignment is prohibited, subleases for the full remaining term and on the same terms and conditions as your lease). If you own the premises of the Licensed Store, you agree to lease the premises to us pursuant to the terms of our standard lease, for a term of 5 years with two successive 5-year renewal options at fair market rental during the initial and renewal terms.

               (e) Interim Management. If we exercise the option to purchase the Licensed Store, pending the closing of such purchase, we may appoint a manager to maintain the operation of the Licensed Store or, at our option, require you to close the Licensed Store during such time period without removing any assets. If we appoint a manager to maintain the operation of the Licensed Store pending closing of such purchase, all funds from the operation of the Licensed Store during the period of management by our appointed manager will be kept in a separate fund, and all expenses of the Licensed Store, including compensation, other costs, and travel and living expenses of our appointed manager, will be charged to such fund. As compensation for such management services, we will charge such fund 10% of the Gross Revenues of the Licensed Store during the period of our management. Operation of the Licensed Store during any such period will be on your behalf, provided that we will have a duty only to utilize our good faith effort and will not be liable to you for any debts or obligations incurred by the Licensed Store or to any of your creditors for any merchandise, materials, supplies or services purchased by the Licensed Store during any period in which the Licensed Store is managed by our appointed manager. You will maintain in force for the Licensed Store all insurance policies required by this Agreement until the date of closing.

Terminationof Franchise Agreement. Upon the closing of the purchase of the Assets and satisfaction by you of all of your obligations under this Agreement accruing through the closing, this Agreement will terminate.

12.12 Continuing Obligations. All obligations of us and you which expressly or by their nature survive the termination of this Agreement will continue in full force and effect subsequent to and notwithstanding termination and until they are satisfied in full or by their nature expire. Included in the obligations that will continue following termination of this Agreement are the Provisions of Sections 5.3, 6.5, 6.7, 6.11, 8.1, 8.7, 10.3(l), 12.7, 12.8, 12.9, 12.10, 12.11,
12.12, 13.4, 14.1, and the provisions of Article 15 of this Agreement.

                                   ARTICLE 13
                   RELATIONSHIP OF THE PARTIES/INDEMNIFICATION

13.1 Independent Contractors. This Agreement does not create a fiduciary relationship between the parties. We and you are independent contractors and nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. You will conspicuously identify yourself in all dealings as the owner of the Licensed Store under a franchise granted by us and will place such other notices of independent ownership on the forms, business cards, stationery, marketing and other materials as we may require from time to time.

13.2 No Liability for the Act of Other Party. You will not employ any of the Marks in signing any contract or applying for any license or permit or in a manner that may result in our liability for any indebtedness or obligations of you, nor may you use the Marks in any way not expressly authorized by us. Neither we nor you will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other or be obligated by or have any liability under any agreements or representations made by the other. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of your business authorized by or conducted pursuant to this Agreement.

13.3 Taxes. We will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon you or your assets or upon us, arising in connection with your sales or the business conducted by you pursuant to this Agreement, except for taxes that we are required by law to collect from you with respect to purchases from us and except for our own income taxes. Payment of all 'such taxes will be your responsibility.

13.4 Indemnification. You agree to indemnify, defend and hold harmless us, our parent company, subsidiaries and Affiliates and each of our respective shareholders, directors, officers, employees, agents, successors and assigns (the 'Indemnified Parties') against and to reimburse the Indemnified Parties for any claims, liabilities, lawsuits, demands, actions, damages and expenses arising from or out of (a) any breach of your agreements, covenants, representations, or warranties contained in this Agreement, (b) any damages or injury to any person, including, but not limited to, your employees, our employees and agents, your customers, and members of the public, suffered or incurred on or about any Licensed Store owned or operated by you, (c) product liabilities claims or defective manufacturing of Mrs. Fields Products by you, or
(d) the activities under this Agreement of you or any of your officers, owners, directors, employees, agents or contractors. For purposes of this indemnification, claims will mean and include all obligations, actual, consequential, and incidental damages and costs reasonably incurred in the defense of any claim against the Indemnified Parties, including reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. We will have the right to defend any such claim against us. This indemnity will continue in full force and effect subsequent to and notwithstanding the termination of this Agreement.

                                   ARTICLE 14

                               SECURITY AGREEMENT

14.1 Security Agreement. In order to secure full and prompt payment of the fees and other charges to be paid by you to us, and to secure performance of your other obligations and covenants under this Agreement, you hereby grant us a security interest in, lien upon, and right of set off against all of your interest in the improvements, fixtures, inventory', goods, appliances and equipment now or hereafter owned and located at the Licensed Store (whether annexed to the Premises or not) or used in connection with the business conducted at the Premises, including all machinery, materials, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel, or refrigeration, for ventilating, cooling or sanitary purposes, for the exclusion of vermin or insects and for the removal of dust, refuse or garbage; all engines, machinery, stoves, refrigerators, furnaces, partitions, doors, vaults, sprinkling systems, light fixtures, fire hoses, fire brackets, fire boxes, alarm systems, brackets, screens, floor tile, linoleum, carpets, plumbing, water systems, appliances, walk-in refrigerator boxes, cabinets, dishwashers, bake ovens, set-up tables, --kitchen ranges, display counters and shelves, computers and computer software, and other equipment and installations; all other and further installations and appliances; all raw materials, work in process, finished goods, and all inventory; and all replacements thereof, attachments, additions, and accessions thereto, and products and proceeds thereof in any form, including but not limited to insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing (collectively, the 'Collateral'). Without our prior written consent, you agree that no lien upon or security interest in the Collateral or any item thereof will be created or suffered to be created and that no lease will be entered into with respect to any item of Collateral. Without our prior written consent, you will not sell or otherwise dispose of any item of Collateral, or remove any Collateral from the Premises, unless the same is replaced by a similar item of equal or greater value, and except for the sales of inventory in the ordinary course of business. You agree to give to us advance-notice in writing of any proposed change in your name, identity, or structure and not to make any the change without our prior written consent and compliance with the provisions of this Agreement, including Article 10. You agree to execute for filing the financing statements and continuation statements as we may require from time to time. You agree to pay all filing fees, including fees for filing continuation statements in connection with the financing statements, and to reimburse us for all costs and expenses of any kind incurred in connection therewith. If you default under this Agreement, we will have all the remedies and rights available as a 'secured party" with respect to the Collateral under the Uniform Commercial Code as in effect from time to time in the state where the Premises are located. The grant of the security interest by you pursuant to this Section 14.1 will not be construed to derogate from or impair any other rights which we may have under this Agreement or otherwise at law or equity. The provisions of this Section shall survive the termination of this Agreement.


                                   ARTICLE 15

                               GENERAL PROVISIONS

15.1 Severability. Each article, section, paragraph, term and provision of this Agreement will be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which we are a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, and such other portions will continue to be given full force and effect and bind the parties, although any portion held to be invalid will be deemed not to be a part of this Agreement from the date the time for appeal expires, if you are a party thereto, otherwise upon your receipt of a notice of non-enforcement thereof from us.


15.2 Enforcement of Non-Competition Provisions. If any covenant in this Agreement which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all of the covenant, you and we agree that the covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

15.3 Rights Provided by Law. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination or non-renewal of this Agreement than is required under this Agreement, or the taking of some other action not required under this Agreement, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable, the prior notice and/or other action required by such law or rule will be substituted for the comparable provisions of this Agreement, and we will have the right in our sole discretion to modify the invalid or unenforceable provision to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions of this Agreement any portion or portions which a court or arbitrator may hold to be unenforceable in a final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court. order or arbitration award. Such modifications to this Agreement will be effective only in such jurisdiction, unless we elect to give them greater applicability, and will be enforced as originally made and entered into in all other jurisdictions.

15.4 Waivers by Either of Us. Either we or you may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice of waiver to the other or such other effective date stated in the notice of waiver. Any waiver granted by us will be without prejudice to -any other rights we may have, will be subject to our continuing review and may be revoked, in our sole discretion, at any time and for any reason, effective upon delivery to you of ten days' prior written notice.

15.5 Certain Acts Not to Constitute Waivers. Neither we nor you will not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant in this Agreement or to declare any breach to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of (i) any custom or practice of the parties at variance with the terms of this Agreement; (ii) any failure, refusal or neglect of us or you to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations under this Agreement, including any waiver, forbearance, delay, failure or omission by us to exercise any right, power or option, whether of the same, similar or different nature, with respect to other Mrs. Fields Cookies Stores or franchise agreements; or (iii) our acceptance of any payments due from you after any breach of this Agreement.

15.6 Excusable Non-Performance. Neither we nor you will be liable for loss or damage or deemed to be in breach of this Agreement if the failure to perform obligations results from transportation shortages; inadequate supplies of equipment, merchandise, supplies, labor, material or energy or the voluntary suspension of the right to acquire or use any of those items in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any federal, state or municipal government or any governmental department or agency; compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any governmental department or agency; acts of God; fires, strikes, embargoes, war or riot; or any other similar event or cause beyond the reasonable control of the party. Any delay resulting from any of those causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

15.7 Injunctive  Relief.  Notwithstanding  anything to the contrary contained in
Section 15.10 below, we and you will each have the right in a proper case to obtain specific performance, temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. However, the parties will contemporaneously submit their dispute for arbitration on the merits. You agree that we may have temporary or preliminary injunctive relief without bond, but upon due notice, and your sole remedy in the event of the entry of such injunctive relief will be the dissolution of the injunctive relief, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any the injunction being expressly waived).

15.8 Rights of Parties Are Cumulative, Our and your rights under this Agreement are cumulative and the exercise or enforcement of any right or remedy under this Agreement will not preclude the exercise or enforcement by a party of any other right or remedy under this Agreement which it is entitled by law or this Agreement to exercise or enforce.

15.9 Costs and Attorneys' Fees. If a claim for amounts owed by you to us or our Affiliates is asserted in judicial proceeding or appeal, or if we or you are required to enforce this Agreement in an arbitration or proceeding or appeal, the party prevailing in such proceeding will be entitled to reimbursement of its costs and expenses, including reasonable arbitrators', accounting and legal fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement. If we incur expenses in connection with your failure to pay when due amounts owing to us, to submit when due any reports, information or supporting records or otherwise to comply with this Agreement, including, but not limited to legal, arbitrators' and accounting fees, you will reimburse us for any such costs and expenses which we incur.

15.10 Arbitration.

          (a)  Disputes Subject to Arbitration. EXCEPT FOR THE MATTERS LISTED IN
               SECTION 15.1 0(b) OF THIS AGREEMENT, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN US (AND OUR SUBSIDIARIES AND AFFILIATES, AND EACH OF OUR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND ATTORNEYS (IN THEIR REPRESENTATIVE CAPACITY), IF APPLICABLE) AND YOU (AND YOUR ENTITY OWNERS, GUARANTORS AND EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, AND ATTORNEYS (IN THEIR REPRESENTATIVE CAPACITY), IF APPLICABLE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHE ' R AGREEMENT BETWEEN YOU AND US WILL BE SUBMITTED FOR ARBITRATION TO THE SALT LAKE CITY, UTAH OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION ON DEMAND OF EITHER YOU OR US. SUCH ARBITRATION PROCEEDINGS WILL BE CONDUCTED IN SALT LAKE CITY, UTAH AND WILL BE'HEARD BY ONE ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATOR WILL BE A LAWYER OF RECOGNIZED STANDING AND EXPERTISE IN THE AREA OF FRANCHISING.

          (b) Excluded Matters. CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON THE MARKS OR ANY LEASE OF REAL ESTATE AND ACTIONS TO COLLECT AMOUNTS DUE TO US OR OUR AFFILIATES (i) ON ACCOUNT OF THE PURCHASE OF ASSETS FROM US OR OUR AFFILIATES, (ii) WITH RESPECT TO PAYMENTS DUE ON ANY PROMISSORY NOTE GIVEN BY YOU TO US OR OUR AFFILIATES IN CONNECTION WITH THE PURCHASE OF ASSETS, OR (iii) OTHERWISE DUE PURSUANT TO, OR ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY, THIS AGREEMENT, ARE EXCLUDED FROM THE COVERAGE OF THE ARBITRATION PROVISIONS OF THIS AGREEMENT.


          (c) Awards. THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS AWARD ANY RELIEF WHICH HE DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND ATTORNEYS' FEES AND COSTS, IN ACCORDANCE WITH SECTION 15.9 OF THIS AGREEMENT, PROVIDED THAT THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO AWARD EXEMPLARY OR PUNITIVE DAMAGES. THE AWARD AND DECISION OF THE ARBITRATOR WILL BE CONCLUSIVE AND BINDING UPON ALL PARTIES AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. EACH PARTY WAIVES ANY RIGHT TO CONTESTTHE VALIDITY OR ENFORCEABILITY OF SUCH AWARD. THE PARTIES AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME BY WHICH CLAIMS MUST BE BROUGHT. THE PARTIES AGREE THAT, IN CONNECTION WITH'ANY SUCH ARBITRATION PROCEEDING, EACH WILL SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTER-CLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDINGS AS THE CLAIM TO WHICH IT RELATES. ANY SUCH CLAIM WHICH IS NOT SUBMITTED OR FILED IN SUCH PROCEEDING WILL BE BARRED.

          (d) Permissible Parties. YOU AND WE AGREE THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS AND THAT ANY ARBITRATION PROO-EEDING BETWEEN YOU AND US WILL NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING INVOLVING US AND ANY OTHER PERSON OR ENTITY.

          (e) Survival. THE PROVISIONS OF THIS SECTION 15.10 WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

15.11 Governing Law. ALLMATTERSRELATINGTOARBITRATIONANDWITHINTHESCOPEOF THE FEDERAL ARBITRATION ACT (9 U.S.C. ss. ss. 1 ET SEQ.) Will BE GOVERNED BY SUCH ACT. EXCEPT TO THE EXTENT GOVERNED BY THE FEDERAL ARBITRATION ACT, THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE RELATIONSHIP BETWEEN YOU AND US WILL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH, EXCEPT THAT THE UTAH BUSINESS OPPORTUNITY DISCLOSURE ACT, AND ANY OTHER STATE LAW RELATING TO (1) THE OFFER AND SALE OF FRANCHISEES (2) FRANCHISE RELATIONSHIPS, OR (3) BUSINESS OPPORTUNITIES, WILL NOT APPLY UNLESS THE APPLICABLE JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS PARAGRAPH.

15.12 Consent to Jurisdiction. WE MAY INSTITUTE ANY ACTION AGAINST YOU (WHICH IS NOT REQUIRED TO BE ARBITRATED HEREUNDER) IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF UTAH, AND YOU IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTION YOU MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN SUCH COURTS.

15.13 Waiver of Punitive Damages. EXCEPT WITH RESPECT TO YOUR OBLIGATION TO INDEMNIFY US PURSUANT TO SECTION 13.4, THE PARTIES WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN THEM, THE PARTY MAKING A CLAIM Will BE LIMITED TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

15.14 Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER PARTY.

15.15 Binding Effect. Subject to the restrictions on Transfers contained in this Agreement, this Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest and will not be modified except by written agreement signed by both you and us.

15.16 Limitation of Claims. Any and all claims arising out of or relating to this Agreement or the relationship arnong the parties to this Agreement will be barred unless an action or proceeding is commenced within one year from the date you or wo knew or should have known of the facts giving rise to such claim,

15.17 No Third Party Beneficiaries. Nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies upon any person or legal entity not a party to this Agreement.

15.18 Approvals. Except where this Agreement expressly obligates us reasonably to approve or not unreasonably to withhold our approval of any action or request by you, we have the absolute right to refuse any request by you or to withhold our approval of any action by you that requires our approval.

15.19 Headings. The headings of the several sections and paragraphs of this Agreement are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

15.20 Joint and Several Liability. If you consist of two or more persons or Entities, whether or not as partners, joint venturers, or co-owners, the obligations and liabilities of each person and Entity to us are joint and several.

15.21 Counterparts. This Agreement may be executed it) multiple copies, each of which will be deemed an original.

15.22 Notices and Payments. All written notices and reports permitted or required to be delivered by the provisions of this Agreement will be deemed so delivered at the time delivered by hand; 1 business day after transmission by telegraph, facsimile, or other electronic system; 1 business day after being placed in the hands of a commercial courier service for next business day delivery, or 3 business days after placement in the United States Mail by registered or certified mail, return receipt requested, postage prepaid, and will be addressed to the parties at the addresses set forth on the first page of this Agreement or to such other address as a party may specify in a written notice to the other party. Any required payment or report not actually received by us during regular business hours on the date due (or postmarked by postal authorities at least two days prior thereto) will be deemed delinquent.

15.23 Entire-Agreement. The preambles and exhibits are a part of this Agreement. This Agreement constitutes the entire agreement of the parties except as provided below in this Section, and there are no other oral or written understandings or agreements between us and you relating to the subject matter of this Agreement, except that you acknowledge that we justifiably have relied on your representations made prior to the execution of this Agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement an the day and year first above written.


 MRS. FIELOS DEVELOPMENT CORPORATION,                BUTTERWINGS. INC.,
 a Delaware corporation,                             a Illinois corporation

 By:                                                 By:

 Title:                                              Title:

                                  BILL OF SALE


        For the consideration of One Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, MRS. FTELDS COOKIES, a California corporation ("Seller"), hereby sells and conveys to BUTTERWINGS, INC., an Illinois corporation, ( "Buyer") all the assets and personal property of Seller described on Exhibit A attached hereto (the "Property"), free and clear of any and all liens, claims, equities, security interests or encumbrances of any nature or description whatsoever, other than the "Assumed Liabilities", as described in that certain Asset Purchase Agreement, dated as of December 1995, between Seller and Buyer, and any liabilities created by Buyer.

         DATED as of the               day of December, 1995.


                              MIRS. FIELDS COOKEES,
                            a California corporation



Its:



STATE OF UTAH

County of

     The foregoing instrument was acknowledged before me this day of 199-, by the of Mrs. Fields Cookies, a California corporation, on behalf of the corporation.




Notary Public
Residing At:

My Commission Expires:

                              ALLOCATION MEMORANDUM

This   memorandum  is  intended  to  memorialize   .the  mutual  intent  of  the
uundersigned, in connection with the Franchise Agreement and related documentation dat6d the 12th day of December, 1995 relating to the Mrs. Fields Cookies Stores located at Genesee Valley Mall, 3319 Lindon Road, Flint, MI 48507 entered into by the Undersigned with respect to the allocation of the Purchase Price to the following various classification of assets Cash or Cash Equivalents Tangible Assets $250,000

        Equipmut                              200,000
        Lease Hold Improvements               100,000
        Lease                                  45,000
        Franchise Rights                       15,000

Intangible Assets

        Goodwill/Going Concern Value                     4,423   SB

        Total Purchase Price                          $364,673.00

      The foregoing values are agreed to by the undersigned and will-be used for any financial, tax or other reporting purposes, and are a best estimate of the Fair Market values of each asset.

(SELLER)                                           (BUYER)

MRS FIELDS COOKIES                                 BUTTERWINGS, INC.

BY: Keith M. (non-legible)                         By: Stephan S. Buckley
ITS: Senior Vice President

                              ASSUMPTION AGREEMENT

        THIS AGREEMENT is made and entered into this25 th day of December, 1995, by and between MRS. FIELDS COOKIES,' a California corporation ("Seller") and BUTTERWINGS, INC.. an Illinois corporation ("Buyer").

                                   WITNESSETH:

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated December 1995, (the "Purchase Agreement") (all capitalized terms not defined herein are as defined in Asset Purchase Agreement); and

        WHEREAS, pursuant to the terms and condition or the Purchase Agreement including Section 3 thereof, Buyer has agreed to assume certain of the liabilities and obligations of Seller.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the partits hereto do agree as follows:

         1. ASSUMPTION OF CERTAIN LIABILITIES. Buyer hereby assumnes and agrees to pay, perform and discharge, to the extent not paid, performed or discharged at Closing on the Closing Date, only the Assumed Liabilities as set forth on Schedule A attached hereto and incorporated by reference into this Agreement.

        2. NO ASNUMPTION OF OTUER LIAIIILITEES. Buyer does not assurne any liability of Seller except as expressly provided in Section I hereof. Without limiting the generality of the foregoing, Buyer does not assume any liability of Seller for any loss, co3t, damage, liability, reimbursement or expense for which, or with respect to which, Buyer is entitled to indemnification pursuant to Section 11 of the Purchase Agreement, or for which Seller is liable or responsible pursuant to any other provisions of the Purchase Agreement or any other agreement, instrument or document delivered by Seller pursuant thereto, or in connection therewith.

        IN WITNESS WHEREOF, the parties hereto have causecd this Agreement to be executed as of the date first written above.

'BUYER:                          SELLER:

BUTTERWINGS, INC.        ,       MRS.FIELDS COOKIES Illinois
corporation                      a California Corporation



By: Stephan S. Buckley           By; (signature)
 Its President                    Its

                              GUARANTY OF AGREEMENT

  GUARANTEED AGREEMENT:


Franchise Agreement, dated December 23 rd 1995, between Mrs. Fields Development Corporation (the 'Mrs. Fields Party') and Butterwings, Inc. (the 'Obligated Party').

Sublease Agreement, dated December 23 rd 1995, between Mrs. Fields Cookies (the Mrs. Fields Party") and Butterwings, Inc. (the 'Obligated Party').


THIS GUARANTY (the 'Guaranty') is given this day of December, 1 995 by Butterwings, Inc. (referred to in this Guaranty as 'you' and like terms, with respect to the Guaranteed Agreement described above.

For good and valuable consideration, you unconditionally guarantee to the Mrs. Fields Party, and to its successors and assigns, the full, complete and timely payment arid performance of each and all of the terms, covenants and conditions of the Guaranteed Agreement land any modification or amendment to the Guaranteed Agreement) to be kept and performed by the Obligated Party during the term of the Guaranteed Agreement, including the payment of all royalties, rents, fees, and other charges accruing pursuant to the Guaranteed Agreement.

         You further agree as follows:

        1. This Guaranty shall continue in favor of the Mrs. Fields Party notwithstanding any extension, modification, or alteration of the Guaranteed Agreement, and notwithstanding any assignment of the Guaranteed Agreement, with or without the consent of the Mrs. Fields Party. No extension, modification, alteration or assignment of the Guaranteed Agreement shall in any manner release or discharge you, and you consent to any such extension, modification, alteration or assignment.

        2. This Guaranty will continue unchanged by the occurrence of any Insolvency Event, as defined in the Guaranteed Agreement, with respect to the Obligated Party or any assignee or successor of the Obligated Party or by any disaffirmance or abandonment of the Guaranteed Agreement by a trustee in bankruptcy of the Obligated Party. Neither your obligation to make payment or render performance in accordance with the terms of this Guaranty nor any remedy for the enforcement of this Guaranty will be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limftation of the liability of the Obligated Party or its estate in bankruptcy or of any remedy for the enforcement thereof. resulting from the operation of 3ny present or future provision of the .U.S. Bankruptcy Act or other statute. or from the decision of any court or agency.

        3. Your liability under this Guaranty is primary and independent of the liability of the Obligated Party. You waive any right to require the Mrs. Fields Party to proceed 292inst any other person or to proceed against or exhaust any security held by the Mrs. Fields Party at any time or to pursue any right of action accruing to the Mrs. Fields Party under the Guaranteed Agreement. The Mrs. Fields Party may proceed against you and the Obligated Party, jointly and severally or may, at Its option, proceed against you without having commenced any action, or having obtained any judgment, against the Obligated Party. You waive the defense of the statute of limitations in any action under this Guaranty or for the collection of any indebtedness or the performance of any obligation guaranteed pursuant to this Guaranty.

        4. You agree to pay all attorneys' fees and all costs and other expenses incurred in any collection or attempted collection of this Guaranty or in any negotiations relative to the obligations guaranteed or in enforcing this Guaranty against you.

        5. You waive notice of any demand by the Mrs. Fields Party, any notice of default in the payment of rents or any other amounts contained or reserved in the Guaranteed Agreement, or any other notice ot default under the Guaranteed Agreement. You expressly agree that the validity of this Guaranty and your obligations shall in no way be terminated, affected or impaired by reason of any waiver by the Mrs. Fields Party, or its successors ' or assigns, or the failure of the Mrs. Fields Party to enforce any of the terms, covenants or conditions of the Guaranteed Agreement or this Guaranty, or the granting of any indulgence or extension of time to the Obligated Party, all of which may be given or done without notice to you.

     6. This Guaranty shall extend, in full force and effect, to any assignee or successor of the Mrs. Fields Party and shall be binding upon you and your successors and assigns.

        7. Until all obligations of the Obligated Party to the Mrs. Fields Party have been paid or satisfied in full, you have no remedy or right of subrogation and you waive any right to enforce any remedy which the Mrs. Fields Party has or may in the future have against the Obligated Party and any benefit of, and any right to participate in, and security now or in the future held by the Mrs. Fields Party.

        8. All existing and future Indebtedness of the Obligated Party to you is hereby subordinated to all indebtedness and other obligations guaranteed in this Guaranty and, without the prior written consent of the Mrs. Fields Party, shall not be paid in whole or in part. nor will you accept any payment of or on account of any such indebtedness while this Guaranty is in effect.

                This Guaranty shall be construed in accordance with the laws of the State of Utah, without giving effect to its conflict of laws principles.

                                   'GUARANTOR"

                                BUTTERWINGS, INC.
                            By /s/ Stephan S Buckley
                                 ITS: President